UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Mitcham Industries, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MITCHAM INDUSTRIES, INC.

8141 SH 75 SOUTH
P.O. BOX 1175
HUNTSVILLE, TEXAS 77342-1175

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2011

June 6, 2011

To our Shareholders:

We will hold the Annual Meeting of Shareholders of Mitcham Industries, Inc., a Texas corporation, on Thursday, July 28, 2011, at the Houston Marriott North, 225 North Sam Houston Parkway East, Houston, Texas 77060 at 9:00 a.m., local time. At the Annual Meeting, shareholders will be asked to:

1.	Elect six individuals to serve on our Board of Directors until the next annual meeting of shareholders, each until their respective successors are duly elected and qualified;

2.	Approve an amendment to the Mitcham Industries, Inc. Stock Awards Plan to increase the number of shares authorized for issuance under the plan by 400,000 shares;

3.	Ratify the selection by the Audit Committee of our Board of Directors of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012; and

4.	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

Our Board of Directors has established the close of business on May 31, 2011 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders to be held July 28, 2011, and any adjournment or postponement thereof.

A list of all shareholders will be available for inspection at our Annual Meeting, and during normal business hours at least ten days prior thereto, at our offices, which are located at 8141 SH 75 South, Huntsville, Texas 77340.

Even if you plan to attend the Annual Meeting, please complete, sign and mail the enclosed proxy card as promptly as possible in the accompanying envelope or use the telephone or Internet voting.

Sincerely,

Billy F. Mitcham, Jr.
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 28, 2011.

The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual Meeting and our Annual Report to Shareholders for the fiscal year ended January 31, 2011 are available at www.proxyvote.com

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MITCHAM INDUSTRIES, INC.
8141 SH 75 South
P.O. Box 1175
Huntsville, Texas 77342-1175

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 28, 2011

SOLICITATION OF PROXIES

Purpose, Place, Date and Time

This proxy statement is furnished in connection with the solicitation by the Board of Directors (our “Board”) of Mitcham Industries, Inc., a Texas corporation, of proxies from the holders of record of our common stock, par value $0.01 per share, at the close of business on May 31, 2011, for use in voting at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Houston Marriott North, 225 North Sam Houston Parkway East, Houston, Texas 77060 at 9:00 a.m., local time, on Thursday, July 28, 2011, and any adjournment or postponement thereof. You can find directions to the Annual Meeting by visiting our website at http://www.mitchamindustries.com and clicking on the “Investor Relations” link.

The Notice of Annual Meeting, this proxy statement, the attached proxy card and our Annual Report for the fiscal year ended January 31, 2011 are being mailed together on or about June 6, 2011 to each of our shareholders entitled to notice of and to vote at the Annual Meeting.

Properly executed proxies will be voted as directed. If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (1) the election of each of the six individuals nominated for election as directors; (2) the amendment to the Mitcham Industries, Inc. Stock Awards Plan to increase the number of shares authorized for issuance under the plan by 400,000 shares; (3) the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm by our Audit Committee for the fiscal year ending January 31, 2012; and (4) as recommended by our Board with regard to any other matters that properly come before the Annual Meeting, or if no recommendation is given, at the discretion of the appointed proxies.

Expenses of Solicitation

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our shareholders in connection with the Annual Meeting. In addition to this solicitation by mail, our directors, officers and other employees may solicit proxies by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We have retained Broadridge Investor Communication Services to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $11,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

Shareholders Sharing the Same Last Name and Address

We are sending only one copy of our proxy statement and Annual Report to shareholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our proxy statement and Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, or call us at 936-291-2277. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

VOTING OF SECURITIES

Record Date; Shareholders Entitled to Vote

Our Board has fixed the close of business on May 31, 2011 as the record date for determining the holders of shares of common stock entitled to notice of and to vote at the Annual Meeting. As of the close of business on May 31, 2011, there were 10,022,794 issued and outstanding shares of common stock, each of which is entitled to one vote on each item of business to be conducted at the Annual Meeting.

For a period of at least 10 days prior to the Annual Meeting, a list of the shareholders entitled to vote at the Annual Meeting will be available for inspection during normal business hours at our principal place of business, which is located at 8141 SH 75 South, Huntsville, Texas 77340.

Quorum

Our Second Amended and Restated Bylaws provide that a majority of the outstanding shares of common stock entitled to vote, represented either in person or by proxy, will constitute a quorum for the transaction of business. Consequently, holders of at least 5,011,398 shares of our common stock must be present either in person or by proxy to establish a quorum for the Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when shareholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the shareholders are voting.

If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from your broker or other nominee describing how to vote your shares. If you do not instruct your broker or nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority. A “broker non-vote” occurs when a broker or other nominee does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker or other nominee should vote your shares and the broker or other nominee indicates it does not have authority to vote such shares on its proxy. Although broker non-vote will be counted as present at the meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to non-discretionary matters.

At the Annual Meeting, brokers will not have discretionary authority to vote on proposal nos. 1 (election of directors) and 2 (amendment to the Stock Awards Plan) in the absence of timely instructions from the beneficial owners; however, brokers will have discretionary authority to vote on proposal no. 3 (ratification of independent registered accounting firm selection).

You may vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee. If you vote “WITHHOLD AUTHORITY,” your vote will be counted for purposes of determining the presence or absence of a quorum but will have no legal effect on the election of directors under Texas law. Broker non-votes will not be counted as votes, and, accordingly, will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on our proposal to amend the Stock Awards Plan. In the approval of the amendment to the Stock Awards Plan, abstentions and broker non-votes will not be counted as votes, and, accordingly, will not affect the outcome of the election.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on our proposal to ratify the selection of our independent registered public accounting firm. In the ratification of the appointment of our independent registered public accounting firm, abstentions will not be counted as votes, and, accordingly, will not affect the outcome of the proposal.

Vote Required

Assuming a quorum is present, the election of directors will require a plurality of the votes cast at the Annual Meeting by the holders of shares entitled to vote in the election of directors. The proposal to ratify selection of the independent registered public accounting firm will require the affirmative vote of a majority of the shares entitled to vote on, and that vote, for or against the proposal at the Annual Meeting. The proposal to approve the amendment to the Stock Awards Plan will require the affirmative vote of a majority of the shares entitled to vote on, and that vote, for or against the proposal at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate votes for and against and abstentions.

Revocation of Proxies

If you are a registered shareholder (meaning your shares are registered directly in your name with our transfer agent) you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date, (2) timely submitting a proxy with new voting instructions by telephone or over the Internet, (3) sending a written notice of revocation by mail to P.O. Box 1175, Huntsville, Texas 77342-1175 marked “Proxy Information Enclosed, Attention: Corporate Secretary” or (4) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name shareholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

CORPORATE GOVERNANCE

The following sections summarize information about our corporate governance policies, our Board and its committees and the director nomination process.

Our Governance Practices

General

We are committed to sound corporate governance principles. To evidence this commitment, our Board has adopted charters for its committees and a Code of Ethics. These documents provide the framework for our corporate governance. A complete copy of the current version of each of these documents is available on our website at http://www.mitchamindustries.com or in print, free of charge, to any shareholder who requests it by contacting us by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Corporate Secretary, or by telephone (936) 291-2277. Our Board regularly reviews corporate governance developments and modifies our governance documents as appropriate.

Code of Ethics

Our Board has adopted a Code of Ethics that applies to all of our employees, including our Chief Executive Officer, Chief Financial Officer and our Corporate Controller, to ensure that our business is conducted in a legal and ethical manner.

All of our directors, officers and employees are required to certify their compliance with the Code of Ethics. The Code of Ethics requires that any exception to or waiver for an executive officer or director be made only by our Board and disclosed as required by law and the listing standards of The NASDAQ Stock

Market LLC (the “NASDAQ Listing Standards”). To date, we have neither received any requests for, nor granted, waivers of the Code of Ethics for any of our executive officers or directors.

Among other things, the Code of Ethics addresses:

•	conflicts of interest;

•	insider trading;

•	record keeping and questionable accounting or auditing matters;

•	corporate opportunities;

•	confidentiality;

•	competition and fair dealing;

•	protection and proper use of our company assets; and

•	reporting of any illegal or unethical behavior.

It is our policy that there shall be no acts of retaliation, intimidation, threat, coercion or discrimination against any individual for truthfully reporting, furnishing information or assisting or participating in any manner in an investigation, compliance review or other activity related to the administration of the Code of Ethics.

Our Board

Determination of Director Independence

As required under the NASDAQ Listing Standards, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. Our Board evaluated all relevant transactions and relationships between each director, or any of his or her family members, and our company, senior management and independent registered accounting firm. Based on this evaluation, our Board has determined that Messrs. John F. Schwalbe, R. Dean Lewis, Robert J. Albers and Peter H. Blum are each an independent director, as that term is defined in the NASDAQ Listing Standards. Messrs. Schwalbe, Lewis, Albers and Blum constitute a majority of the members of our Board.

Mr. Billy F. Mitcham, Jr. is not independent because he currently serves as our President and Chief Executive Officer. Mr. Robert P. Capps is not independent because he currently serves as our Executive Vice President of Finance and Chief Financial Officer.

Attendance at Board and Committee Meetings

During the fiscal year ended January 31, 2011, our Board held five meetings. Each individual serving as a director during such period attended all meetings of our Board, with the exception of one member who did not attend one of the meetings. Each Board committee member attended all of the meetings held by the Board committees on which he served during the fiscal year.

Attendance at Annual Meetings

Our policy is to encourage our directors to attend the annual meetings of our shareholders. All nominees who are currently serving as directors attended the annual meeting of our shareholders in July 2010.

Leadership Structure and Role in Risk Oversight

Our Board separated the positions of Chairman of the Board and Chief Executive Officer in 2004 and elected Peter H. Blum, a non-employee independent director, as our Chairman, and Billy F. Mitcham, Jr. as our President and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing advice to, and independent oversight, of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. While our Bylaws do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions and having an independent outside director serve as Chairman is the appropriate leadership structure for our company at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic, environmental and regulatory risks, and others, such as the impact of competition, technological changes and weather conditions. Management is responsible for the day-to-day management of risks our company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our Board believes that establishing the right “tone at the top” and that full and open communication between management and our Board are essential for effective risk management and oversight. Our Chairman has regular discussions with our President and Chief Executive Officer and other senior officers to discuss strategy and risks facing our company. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by our Board on risk management-related and any other matters. Each quarter, our Board receives presentations from senior management on strategic matters involving our operations.

While our Board is ultimately responsible for risk oversight at our company, each of our Board committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with the NASDAQ Listing Standards, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Strategic Planning Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our long-term strategy development and implementation.

Shareholder Communications with Our Board

Our Board welcomes communications from our shareholders. Shareholders may send communications to our Board, or any director in particular, by contacting us by mail at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175, Attention: Corporate Secretary or via e-mail through our website at http://www.mitchamindustries.com. Each communication must (1) identify the sender, (2) identify the applicable director(s) and (3) contain the information necessary to enable the director(s) to contact the sender. Our Corporate Secretary will relay this information to the applicable director(s) and request that the sender be contacted as soon as possible.

Committees of Our Board

As of the date of this proxy statement, our Board has standing Audit, Compensation, Strategic Planning and Nominating Committees. Our Board, in its business judgment, has determined that each committee is comprised entirely of independent directors as currently required under the NASDAQ Listing Standards and applicable rules and requirements of the Securities and Exchange Commission. Each committee is governed by a written charter approved by the full Board.

Audit Committee

The Audit Committee has been established to assist our Board in:

•	overseeing the quality and integrity of our financial statements and other financial information we provide to any governmental body or the public;

•	overseeing our compliance with legal and regulatory requirements;

•	overseeing the independent registered public accounting firm’s qualifications, independence and performance;

•	overseeing our systems of internal controls regarding finance, accounting and legal compliance that our management and our Board have established;

•	facilitating an open avenue of communication among the registered independent accountants, financial and senior management, and our Board, with the registered independent accountants being accountable to the Audit Committee; and

•	performing such other duties as directed by our Board.

In connection with these purposes, the Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm, reviews our annual and quarterly financial statements and confirms the independence of our independent registered public accounting firm. The Audit Committee also meets with our management and external registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that our financial statements are complete and accurate or to determine that such statements are in accordance with accounting principles generally accepted in the United States (“U.S.”) and other applicable rules and regulations. Our management is responsible for the preparation of our financial statements in accordance with accounting principles generally accepted in the U.S. and our internal controls. Our independent registered public accounting firm is responsible for the audit work on our financial statements. It is also not the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations and our policies and procedures. Our management is responsible for compliance with laws and regulations and compliance with our policies and procedures.

During the fiscal year ended January 31, 2011, the Audit Committee held five meetings. The Audit Committee currently consists of Messrs. Schwalbe (Chairman), Lewis and Albers. Our Board has determined that all members of the Audit Committee are independent as that term is defined in the NASDAQ Listing Standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board also has determined that each member of the Audit Committee is financially literate and that Mr. Schwalbe has the necessary accounting and financial expertise to serve as chairman. Further, our Board has determined that Mr. Schwalbe is an “audit committee financial expert” following a determination that Mr. Schwalbe met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations. For information regarding Mr. Schwalbe’s business experience, see “Proposal 1 — Election of Directors — Information About Director Nominees.”

The report of the Audit Committee appears under the heading “Audit Committee Report” below.

Compensation Committee

Pursuant to its charter, the purposes of our Compensation Committee are to:

•	review, evaluate and approve the agreements, plans, policies and programs to compensate our officers and directors;

•	review and discuss with our management the Compensation Discussion and Analysis to be included in the proxy statement for our annual meeting of shareholders and to determine whether to recommend to our Board that the Compensation Discussion and Analysis be included in the proxy statement, in accordance with applicable rules and regulations;

•	produce the Compensation Committee Report for inclusion in the proxy statement, in accordance with applicable rules and regulations;

•	otherwise discharge our Board’s responsibilities relating to compensation of our officers and directors; and

•	perform such other functions as our Board may assign to the committee from time to time.

In connection with these purposes, our Board has entrusted the Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers. In general, executive compensation matters are presented to the Compensation Committee or raised with the Compensation Committee in one of the following ways: (1) at the request of the Compensation Committee Chairman or another Compensation Committee member or member of our Board, (2) in accordance with the Compensation Committee’s agenda, which is reviewed by the Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or (4) by the Compensation Committee’s outside compensation consultant, if a consultant has been engaged by the Compensation Committee.

The Compensation Committee works with the management team and our Chief Executive Officer to implement and promote our executive compensation strategy. The most significant aspects of management’s involvement in this process are:

•	preparing materials in advance of Compensation Committee meetings for review by the Compensation Committee members;

•	evaluating employee performance;

•	establishing our business goals; and

•	recommending the compensation arrangements and components for our employees.

Our Chief Executive Officer is instrumental to this process. Specifically, our Chief Executive Officer assists the Compensation Committee by:

•	providing background information regarding our business goals;

•	annually reviewing performance of each of our executive officers (other than himself); and

•	recommending compensation arrangements and components for our executive officers (other than himself).

Our other executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives with our Chief Executive Officer.

Pursuant to its charter, the Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of our executive officers and directors and also has the sole authority to approve the consultant’s fees and other retention terms. In March 2010, the Compensation Committee engaged Longnecker & Associates (the “Consultant)”) to assist in evaluating and designing the compensation program for our executive officers and directors. The Compensation Committee had not engaged a compensation consultant since 2007.

The Consultant was engaged directly by the Compensation Committee and did not provide any other services to the Company. The Compensation Committee directed Longnecker to review our existing executive compensation program, compare it to that of other companies and make recommendations as to possible modifications to the program.

Together with management and any counsel or other advisors deemed appropriate by the Compensation Committee, the Compensation Committee typically reviews and discusses the particular executive compensation matter presented and makes a final determination.

To the extent permitted by applicable law, the Compensation Committee may form and delegate some or all of its authority under its charter to subcommittees when it deems such action appropriate.

During the fiscal year ended January 31, 2011, the Compensation Committee held two meetings. The Compensation Committee currently consists of Messrs. Schwalbe, Lewis, Albers and Blum (Chairman).

The report of the Compensation Committee appears under the heading “Compensation Committee Report” below.

Strategic Planning Committee

During fiscal 2011, the Board established the Strategic Planning Committee. The purpose of the Strategic Planning Committee, as stated in its charter, is to assist the Board and the Chief Executive Officer in their oversight of our long-term strategy development and implementation. In fulfilling this role from time to time the Strategic Planning Committee will review with management the key issues, options and external developments impacting the our strategy. In addition, the committee will monitor enterprise risks that may affect us and assist management in addressing such risks in our strategic plan.

During the fiscal year ended January 31, 2011, the Strategic Planning Committee met once. The Strategic Planning Committee currently consists of Messrs. Mitcham, Capps, Lewis, Blum and Albers (Chairman).

Nominating Committee

The purposes of the Nominating Committee, as stated in its charter, include the following:

•	identifying individuals qualified to become Board members;

•	recommending to our Board the persons to be nominated by our Board for election as directors at the annual meeting of shareholders; and

•	performing such other functions as our Board may assign to the committee from time to time.

During the fiscal year ended January 31, 2011, the Nominating Committee did not meet. The Nominating Committee currently consists of Messrs. Schwalbe, Lewis and Blum (Chairman).

Director Nomination Process

The Nominating Committee is responsible for establishing criteria for selecting new directors, actively seeking individuals to become directors and recommending such individuals to our Board. In seeking candidates for our Board, the Nominating Committee will consider the entirety of each candidate’s credentials. Currently, the Nominating Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of our Board may vary in light of its composition and the Nominating Committee’s perceptions about future issues and needs. However, while the Nominating Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character. As set forth above, the Nominating Committee may consider diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating Committee views diversity broadly to include diversity of experience, skills and viewpoint as well as traditional diversity concepts such as race or gender.

The Nominating Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating Committee or shareholder recommendations, provided that the procedures set forth below are followed. The Nominating Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a shareholder or not.

However, in evaluating a candidate’s relevant business experience, the Nominating Committee may consider previous experience as a member of our Board.

Shareholders or a group of shareholders may recommend potential candidates for consideration by the Nominating Committee by sending a written request to our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175. For additional information, see “Shareholder Proposals and Director Nominations.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is now, or at any time has been, employed by or served as an officer of Mitcham Industries, Inc. or any of its subsidiaries or had any substantial business dealings with Mitcham Industries, Inc. or any of its subsidiaries. None of our executive officers are now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee or our Board.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

Historically, our Board has reviewed and approved, as appropriate, related person transactions as they have been presented to our Board at the recommendation of management. In May 2007, our Board, recognizing that related person transactions involving our company present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof), adopted a formal written process for reviewing, approving and ratifying transactions with related persons, which is described below.

General

Under the policy, any “Related Person Transaction” may be consummated or may continue only if:

•	the Audit Committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party;

•	the transaction is approved by the disinterested members of our Board; or

•	the transaction involves compensation approved by the Compensation Committee.

For these purposes, a “Related Person” is:

•	a senior officer (which shall include, at a minimum, each executive vice president and Section 16 officer) or director;

•	a shareholder owning more than 5% of our company (or its controlled affiliates);

•	a person who is an immediate family member of a senior officer or director; or

•	an entity which is owned or controlled by someone listed above, or an entity in which someone listed above has a substantial ownership interest or control of that entity.

For these purposes, a “Related Person Transaction” is a transaction between our company and any Related Person (including any transactions requiring disclosure under Item 404 of Regulation S-K under the Exchange Act), other than:

•	transactions available to all employees generally; and

•	transactions involving less than $5,000 when aggregated with all similar transactions.

Audit Committee Approval

Our Board has determined that the Audit Committee is best suited to review and approve Related Person Transactions. Accordingly, at each calendar year’s first regularly scheduled Audit Committee meeting, management recommends Related Person Transactions to be entered into for that calendar year, including the proposed aggregate value of the transactions (if applicable). After review, the Audit Committee approves or disapproves the transactions and at each subsequently scheduled meeting, management updates the Audit Committee as to any material change applicable to those proposed transactions.

In the event management recommends any further Related Person Transactions subsequent to the first calendar year meeting, the transactions may be presented to the Audit Committee for approval or preliminarily entered into by management subject to ratification by the Audit Committee; provided that if ratification is not forthcoming, management makes all reasonable efforts to cancel or annul the transaction.

Corporate Opportunity

Our Board recognizes that situations exist where a significant opportunity may be presented to management or a member of our Board that may equally be available to our company, either directly or by referral. Before the opportunity may be consummated by a Related Person (other than an otherwise unaffiliated 5% shareholder), the opportunity must be presented to our Board for consideration.

Disclosure

All Related Person Transactions are to be disclosed in our applicable filings as required by the Securities and Exchange Commission’s rules and regulations. Furthermore, all Related Person Transactions are to be disclosed to the Audit Committee, and any material Related Person Transaction are to be disclosed to the Board.

Other Agreements

Management assures that all Related Person Transactions are approved in accordance with any requirements of our financing agreements.

Transactions

Since the beginning of the fiscal year ended January 31, 2011, we have not participated in (or proposed to participate in) any transactions with Related Persons except that Mr. Mitcham’s spouse and adult step- son are each employed by the Company and were paid $101,000 and $25,000, respectively, during the fiscal year ended January 31, 2011.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and the written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) were timely made for the fiscal year ended January 31, 2011.

Principal Holders of Securities

The following table sets forth the beneficial ownership of the outstanding shares of common stock as of May 31, 2011 with respect to each person, other than our directors and officers, who we know to be the beneficial owner of more than 5% of our issued and outstanding common stock.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class(2)

Pacific Global Investment Management Company	870,485	(3)	8.7%
101 N. Brand Blvd. Suite 1950 Glendale, CA 91203
Dimensional Fund Advisors LP	578,829	(4)	5.8%
Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746
Wellington Management Company, LLP	621,165	(5)	6.2%
75 State Street Boston, MA 02109
Thomas Hortsmann & Bryant	515,741	(6)	5.2%
501 Merritt 7 Norwalk, CT 06851

(1)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 31, 2011 if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares outstanding of 10,022,794 at May 31, 2011.

(3)	Based solely on a Schedule 13F filed May 13, 2011 with the Securities and Exchange Commission. According to the Schedule 13F, Pacific Global Investment Management Company has sole voting power over 510,485 shares of our common stock and shared voting power over 360,000 shares of our common stock.

(4)	Based solely on a Schedule 13G/A filed on February 11, 2011 with the Securities and Exchange Commission. According to the Schedule 13G/A, Dimensional Fund Advisors LP has sole voting power over 559,727 shares of our common stock and sole dispositive power over 578,829 shares of our common stock.

(5)	Based solely on Schedules 13G/A filed on February 14, 2011 with the Securities and Exchange Commission. According to the Schedule 13G/A, Wellington Management Company, LLP and Wellington Trust Company, NA have shared voting and dispositive power over 621,165 shares of our common stock.

(6)	Based solely on a Schedule 13G/A filed on February 9, 2011 with the Securities and Exchange Commission. According to the Schedule 13G/A, Thomas Hortsmann & Bryant has sole voting power over 430,541 shares of our common stock and sole dispositive power over 515,741 shares of our common stock.

Security Ownership of Management

The following table sets forth the beneficial ownership of common stock as of May 31, 2011 by: (1) each of the executive officers named in the Summary Compensation Table below, (2) each of our directors and director nominees and (3) all current directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise indicated in the footnotes to the table.

	Common Stock Beneficially Owned
Name of Beneficial Owner(1)	Number of Shares		Percent of Class(2)

Billy F. Mitcham, Jr.	708,808	(3)	6.8%
Peter H. Blum	686,102	(4)	6.6%
John F. Schwalbe	107,500	(5)	1.1%
R. Dean Lewis	72,500	(6)	*
Robert J. Albers	65,500	(7)	*
Paul Guy Rogers	107,979	(8)	1.1%
Robert P. Capps	180,764	(9)	1.8%
Guy Malden	91,220	(10)	*
All current directors and executive officers as a group (8 persons)	2,020,373	(11)	17.8%

*	Less than 1%

(1)	“Beneficial ownership” is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment or voting power. For the purpose of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares as of May 31, 2011 if that person or group has the right to acquire shares within 60 days after such date.

(2)	Based on total shares outstanding of 10,022,794 at May 31, 2011 and shares which such individual has the right to acquire within 60 days of May 31, 2011.

(3)	Includes 3,100 shares owned by Mr. Mitcham’s spouse and 3,000 shares underlying exercisable options issued to Mr. Mitcham’s spouse. Also includes shares underlying exercisable options and options that will become exercisable within 60 days of May 31, 2011 (collectively, the “Exercisable Options”) to purchase an aggregate of 423,333 shares of common stock.

(4)	Includes 356,666 shares underlying Exercisable Options, 6,000 shares owned by Mr. Blum’s spouse’s individual retirement account and 6,500 shares owned by Mr. Blum’s minor son.

(5)	Includes 105,000 shares underlying Exercisable Options.

(6)	Includes 60,000 shares underlying Exercisable Options.

(7)	Includes 60,000 shares underlying Exercisable Options.

(8)	Includes 102,499 shares underlying Exercisable Options.

(9)	Includes 158,334 shares underlying Exercisable Options.

(10)	Includes 74,834 shares underlying Exercisable Options.

(11)	Includes 1,343,666 shares underlying Exercisable Options.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Six individuals will be elected at the Annual Meeting to serve as directors until the next annual meeting, each until their respective successors are duly elected and qualified. Shares or proxies may not be voted for more than five director nominees. Based on recommendations from the Nominating Committee, our Board has nominated the six individuals listed below to serve until our 2012 Annual Meeting of Shareholders. All of the director nominees are currently serving on our Board. The process undertaken by the Nominating Committee in recommending qualified director candidates is described under “Corporate Governance — Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to our Board’s effectiveness as a whole are described below in each director’s biographical information.

The persons appointed as proxies in the enclosed proxy card will vote such proxy “FOR” the persons nominated for election to our Board, except to the extent authority to vote is expressly withheld with respect to one or more nominees. If any nominee is unable to serve as a director for any reason, all shares represented by proxies pursuant to the enclosed proxy card, absent contrary instructions, will be voted for any substitute nominee designated by our Board.

Our Board recommends a vote “FOR” the election of each of the director nominees identified below.

Information About Director Nominees

The following table sets forth the names and ages, as of May 31, 2011, of our current directors, each of whom is a director nominee. Our directors are elected annually and serve one-year terms or until their death, resignation or removal.

Name	Age	Positions Held	Director Since

Billy F. Mitcham, Jr.	63	Director, President and Chief Executive Officer	1987
Peter H. Blum	54	Non-Executive Chairman	2000
Robert P. Capps	57	Director, Executive Vice President of Finance and Chief Financial Officer	2004
R. Dean Lewis	68	Director	1995
John F. Schwalbe	67	Director	1994
Robert J. Albers	70	Director	2008

Billy F. Mitcham, Jr. has served as our President and Chief Executive Officer since our inception in 1987. From 1987 until July 2004, Mr. Mitcham also served as Chairman of our Board. Mr. Mitcham has more than 30 years of experience in the geophysical industry. From 1979 to 1987, he served in various management capacities with Mitcham Associates, an unrelated equipment leasing company. From 1975 to 1979, Mr. Mitcham served in various capacities with Halliburton Services, primarily in oilfield services. As our President and CEO, Mr. Mitcham brings significant senior leadership and extensive industry and technical experience to our Board. Our Board believes that this experience enables Mr. Mitcham to effectively serve as a director.

Peter H. Blum was elected Non-Executive Chairman of our Board on July 8, 2004. Mr. Blum has been Vice Chairman and Head of Capital Markets of Ladenburg Thalmann & Co., Inc., an investment banking firm, since 2004. Prior to 2004, Mr. Blum was a senior investment banker with various Wall Street firms. Mr. Blum started his career with Arthur Young & Co. as a Certified Public Accountant and received a Bachelor of Business Administration degree from the University of Wisconsin-Madison. Mr. Blum has over 25 years of experience as an investment banker in the energy industry during which time he provided consultation and advice to a variety of companies. He also has extensive experience in financial and capital markets. Our Board believes that Mr. Blum’s experience supports its efforts in overseeing and advising on corporate strategy and financial matters, enabling him to effectively serve as a director.

Robert P. Capps has been a member of our Board since July 2004. In June 2006, Mr. Capps was appointed as our Executive Vice President and Chief Financial Officer. From July 1999 until May 2006, he was the Executive Vice President and Chief Financial Officer of TeraForce Technology Corporation (“TeraForce”), a publicly-held provider of defense electronics products. From 1996 to 1999, Mr. Capps was Executive Vice President and Chief Financial Officer of Dynamex, Inc., a NASDAQ-listed supplier of same-day transportation services. Prior to his employment with Dynamex, Mr. Capps was Executive Vice President and Chief Financial Officer of Hadson Corporation, a New York Stock Exchange-listed energy company. Mr. Capps is a Certified Public Accountant and was formerly with Arthur Young & Co. Mr. Capps holds a Bachelor of Accountancy degree from the University of Oklahoma. Mr. Capps has over 30 years of financial experience, including more than 20 years as chief financial officer for several public companies, including ours. Our Board believes that Mr. Capps’ experience allows him to offer valuable perspectives on our corporate planning, budgeting, and financial reporting, thereby enabling him to effectively serve as a director.

R. Dean Lewis is Professor of Marketing at Sam Houston State University. From June 2008 to April 2009, he was the Vice President of Finance and Administration at Sam Houston State University. From October 1995 to June 2008, he was the Dean of the Business School at Sam Houston State University. From 1987 to October 1995, Dr. Lewis was the Associate Dean and Professor of Marketing at Sam Houston State University. Prior to 1987, Dr. Lewis held a number of executive positions in the banking and finance industries. Dr. Lewis brings to our Board not only broad business experience and management expertise, but also a unique perspective gained from serving in various positions at a state university. Our Board believes that this experience enables Dr. Lewis to effectively serve as a director.

John F. Schwalbe has had a professional career in public accounting for more than 30 years. Mr. Schwalbe’s experience includes auditing of oil and gas exploration and production enterprises, school districts and various banking institutions. Prior to his retirement in 2007, Mr. Schwalbe was in private practice for more than 25 years, with a primary emphasis on tax planning, consultation and compliance. Mr. Schwalbe is a Certified Public Accountant and holds a Bachelor of Business Administration degree from Midwestern University. Mr. Schwalbe has extensive financial and accounting experience, including that related to the energy industry. Our Board believes that Mr. Schwalbe’s experience allows him to offer valuable perspectives on corporate financial matters, enabling him to effectively serve as a director.

Robert J. Albers was appointed to our Board in January 2008 based on the recommendation of the Nominating Committee. Mr. Albers currently manages Bob Albers Consulting whereby he acts as corporate management advisor to the management of the Sercel Group, a global manufacturer of geophysical equipment. From 1995 to 2002, he was Executive Vice President of Sercel, Inc. From 1990 to 1994, Mr. Albers served as Vice President and General Manager of Halliburton Geophysical Products. In 1982, he joined Geosource, Inc. and served as President and General Manager, Operations and Technology Group; from 1963 to 1982, he held various management and leadership roles at Chevron Oil Company. Mr. Albers holds a Bachelor of Science degree in Mining Engineering from Lehigh University. Mr. Albers has more than 30 years experience as a manager and executive in the seismic industry. He possesses broad technical expertise in the seismic industry. Our Board believes that Mr. Albers’ significant senior leadership and industry-specific experience enables him to effectively serve as a director.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth the names, ages and titles, as of May 31, 2011, of each of our executive officers. Our executive officers are elected annually by our Board and serve one-year terms or until their death, resignation or removal by our Board. There are no family relationships between any of our directors and executive officers. In addition, there are no arrangements or understandings between any of our executive officers and any other person pursuant to which any person was selected as an executive officer.

Name	Age	Positions Held

Billy F. Mitcham, Jr.	63	President and Chief Executive Officer
Robert P. Capps	57	Executive Vice President of Finance and Chief Financial Officer
Guy Malden	59	Executive Vice President of Marine Systems
Paul Guy Rogers	61	Vice President of Business Development

Billy F. Mitcham, Jr.’s biographical information may be located under “Proposal 1: Election of Directors — Information About Director Nominees.”

Robert P. Capps’ biographical information may be located under “Proposal 1: Election of Directors — Information About Director Nominees.”

Guy Malden has served as our Executive Vice President of Marine Systems since January 2004. Mr. Malden has 30 years experience in the geophysical industry and has been with Mitcham Industries since 2002. From 1999 to 2002, he served as Vice President of Operations for American International Exploration Group. From 1993 to 1999, he served in various management capacities with several seismic equipment manufacturers, most notably Syntron, Inc. From 1975 to 1993, Mr. Malden served in various field and management capacities with Geophysical Service Inc./Halliburton Geophysical Services. Mr. Malden holds a degree in Marine Geology from Long Island University.

Paul Guy Rogers has served as our Vice President of Business Development since October 2001. From February 1993 to September 2001, Mr. Rogers served as Senior Sales Representative with Geo Space LP, a worldwide manufacturer of geophysical equipment, with responsibilities for sales in the U.S. and Latin America. Mr. Rogers has 20 years of experience in the geophysical industry.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Our Executive Compensation Program

Our business strategy is to meet the needs of the seismic industry by providing leasing services for a wide range of equipment and to provide technologically advanced solutions for marine seismic applications. To achieve this, we leverage one of our key strengths — the expertise of our executive officers.

Our executive compensation program is structured principally around one goal — attracting, motivating and retaining top executive talent with the requisite skills and experience to execute our business strategy. Because we have no direct public competitors in our industry, we compete with many larger companies for top executive-level talent. In addition, we believe our executive officers should be rewarded for performance that will result in increase shareholder value. We do not, however, utilize specific performance metrics in determining compensation. The Compensation Committee of our Board (for purposes of this Analysis, the “Committee”) evaluates individual performance and considers overall company performance when determining selected elements of our executive compensation program. These elements consist primarily of base salaries, annual cash incentive payments and long-term equity-based incentives. The Committee combines the compensation elements for each executive officer in a manner that we believe optimizes the officer’s contribution to our company.

Throughout this proxy statement, the individuals who served as our Chief Executive Officer and Chief Financial Officer during the fiscal year ended January 31, 2011, as well as the other individuals included in the Summary Compensation Table, are referred to as “Named Executive Officers.”

Objectives of Our Executive Compensation Program

We have developed an executive compensation program that is designed to (1) recruit, develop and retain key executive officers responsible for our success and (2) motivate management to enhance long-term shareholder value. To achieve these goals, the Committee’s executive compensation decisions are based on the following principal objectives:

•	providing a competitive compensation package that attracts, motivates and retains qualified and highly-skilled officers that are key to our long-term success;

•	rewarding individual performance by ensuring a meaningful link between our operational performance and the total compensation received by our officers;

•	avoiding policies and practices that create risks that might have a material adverse effect on us; and

•	avoiding the creation of an environment that might cause undo pressure to meet specific financial goals.

Implementing Our Objectives

Role of the Committee and Management

Our Board has entrusted the Committee with overall responsibility for establishing, implementing and monitoring our executive compensation program. Our Chief Executive Officer also plays an important role in the executive compensation process by overseeing the performance and dynamics of the executive team and generally keeping the Committee informed. However, all final decisions regarding our Named Executive Officers’ compensation remain with the Committee, and, in particular, company management has no involvement with the compensation decisions with respect to our Chief Executive Officer. Additional information regarding the role and authority of the Committee and management in the process for determining executive compensation is provided in this proxy statement in “Corporate Governance — Committees of Our Board — Compensation Committee.”

Determining Compensation

The Committee, which relies upon the judgment of its members in making compensation decisions, has established a number of processes to assist it in ensuring that our executive compensation program supports our objectives and company culture. Among those are total compensation review, competitive benchmarking and assessment of individual and company performance, which are described in more detail below.

Total Compensation Review and Competitive Benchmarking.  At least annually, the Committee reviews each executive officer’s base salary, annual cash incentives and long-term equity-based incentives. In addition to these primary compensation elements, the Committee periodically reviews perquisites and other compensation as well as payments that would be required under employment agreements and our equity-based plans.

In March 2010, the Committee retained Longnecker and Associates (the “Consultant”) to assist in the review of our executive compensation practices. In conducting this review, the Consultant examined the compensation practices of a group of public companies that might be considered our peers and referred to a variety of published compensation surveys. The group of peer companies consisted of Basic Energy Services, Inc., Bolt Technology Corporation, Boots and Coots Inc., Dawson Geophysical Company, Faro Technologies, Inc., Geokinetics, Inc., ION Geophysical Corporation, Omni Energy Services Corp., OYO Geospace Corporation and TGC Industries, Inc. (collectively, “Peer Companies”). The Peer Companies were selected by the Consultant as companies that operate in our general industry and with which we compete for management employees. The selection of the Peer Companies was reviewed and approved by the Committee. The published surveys consisted of Economic Research Institute, 2010 ERI Executive Compensation Assessor; Watson Wyatt, 2009/2010 Top Management Compensation — Compensation Calculator; William Mercer, 2009 US Executive Compensation Survey; and World at Work, 2009/2010 Total Salary Increase Budget Survey. From these surveys, the Consultant obtained market compensation data for companies with revenues comparable to us. In April 2011, the Consultant provided the Committee with an update to its previous review. In preparing this update, the Consultant utilized the following published surveys: 2011 ERI Executive Compensation; Towers Watson 2010/2011 Top Management Compensation; William Mercer 2010 US Executive Compensation Survey; and World at Work 2010/1011 Total Salary Increase Budget Survey.

Based upon the results of the review, the Committee concluded that the general composition of our executive compensation program (which includes a combination of base salaries, annual cash incentive payments and long-term equity-based incentives), was appropriate and consistent with comparable companies. The Committee further concluded to replace the Annual Incentive Compensation Program that was adopted in October 2007 and to make cash bonus and equity-based awards for fiscal 2010 and fiscal 2011 based on subjective criteria as more fully discussed below.

In addition to studying the compensation practices and trends at the Peer Companies, the Committee has determined that it is beneficial to our understanding of more general compensation expectations to consider the best practices in compensation policies from other companies that are not necessarily peers or limited to our industry. The Compensation Committee does not react to or structure our executive compensation program on market data alone, and it does not utilize any true “benchmarking” techniques when making compensation decisions. The Committee has not used the Peer Companies to establish a particular range of compensation for any element of pay. Rather, Peer Company and other market data have been used as a general guideline in the Committee’s deliberations on each element of compensation.

Assessment of Individual and Company Performance.  We believe that a balance of individual and company performance criteria should be used in establishing total compensation. In determining the level of compensation for each Named Executive Officer, the Committee subjectively considers our overall financial and operational performance and the relative contribution and performance of each of the named Executive Officers.

Relationship of Compensation Practices to Risk Management

The Committee has reviewed and discussed the structure of our compensation program from the point of view of assessing whether any aspect of the program could potentially be expected to provide an incentive to our executive officers or other employees to take any unnecessary or inappropriate risks that could threaten our operating results, financial condition or impact long-term shareholder value. Based on our internal controls, policies and risk-mitigating components in our incentive arrangements currently in place as well as the Committee’s formal review and discussion, the Committee believes our compensation programs represent an appropriate balance of short-term and long-term compensation and do not encourage executive officers or other employees to take on unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the company. We allocate compensation between fixed components, annual cash incentives and long-term equity incentives based, in part, on an employee’s position and level of responsibility within our organization. We believe our mix of compensation elements helps to ensure that our Named Executive Officer do not focus on achieving short-term results at the expense of the long-term growth and sustainability of our company. None of our Named Executive Officers receives compensation derived from commissions. No portion of compensation for these individuals is tied to the obtainment of specific financial performance targets. We believe that this further reduces the likelihood that these executives, or any of our employees, would take any unnecessary or inappropriate risks. Base salary is the only assured portion of compensation that we provide to our executives and other employees apart from performance results. Consequently, our incentive compensation arrangements are intended to reward performance.

Elements of Our Executive Compensation Program

The Committee evaluates both performance and compensation to ensure that we maintain our ability to attract and retain superior employees in key positions and that compensation provided to our key employees remains competitive relative to the compensation paid to similarly situated executive officers of our Peer Companies. In furtherance of these goals, our executive officers are compensated through short-term and long-term incentive compensation plans, consisting of cash and non-cash compensation. Our short-term compensation components consist of an annual base salary and annual cash incentive payments. The Mitcham Industries, Inc. Stock Awards Plan (the “Stock Awards Plan”) is our long-term incentive compensation component. In addition, our Named Executive Officers are eligible to participate in our health and welfare and retirement plans and receive perquisites and other personal benefits as described under “Other Benefits” below.

Base Salaries

We provide our executive officers and other employees with an annual base salary to compensate them for services rendered during the year.

In addition to providing a base salary that the Committee subjectively considers to be competitive with the market, we target salary compensation to align each of our Named Executive Officer’s salary level relative to our other officers so that it accurately reflects each officer’s relative skills, responsibilities, experiences and contributions to our company. To that end, annual salary adjustments are based on a subjective analysis of many individual factors, including:

•	the responsibilities of the officer;

•	the period over which the officer has performed these responsibilities;

•	the scope, level of expertise and experience required for the officer’s position;

•	the strategic impact of the officer’s position;

•	the potential future contribution and demonstrated individual performance of the officer; and

•	the general economic environment in which we are currently operating.

In addition to individual factors listed above, the Committee considers our overall business performance, such as our earnings before interest, taxes, depreciation and amortization (or EBITDA), leasing growth, sales growth and implementation of directives. While these metrics generally provide context for making salary decisions, base salaries decisions do not depend on attainment of specific goals or performance levels, and no specific weighting is given to one factor over another.

Base salaries are generally reviewed annually but are not automatically increased if the Committee believes that the other elements of compensation are more appropriate in light of the Committee’s stated objectives. In order to pay base salaries for our Named Executive Officers that are consistent with our objectives and based on the results of the analysis performed by the Consultant, the Committee adjusted the fiscal 2011 base salary levels for such officers, effective as of June 1, 2010, respectively.

The following table provides the base salaries for our Named Executive Officers in fiscal years 2010 and 2011 and the percentage increase between each fiscal year:

			Percentage
Named Executive Officer	2010 Base Salary	2011 Base Salary	Increase
	($)	($)	(%)

Billy F. Mitcham, Jr.	399,600	450,000	11
Robert P. Capps	210,600	250,000	16
Guy Malden	210,600	240,000	12
Paul Guy Rogers	210,600	230,000	8

Bonus Awards

In order to achieve the goals of our compensation program, specifically providing a competitive compensation program and avoiding an environment that might cause undo pressure to meet specific financial goals, in May 2011, we awarded each of the Named Executive Officers a discretionary cash bonus for the fiscal year ended January 31, 2011. These awards were based upon the individual contributions and responsibilities of each of the Named Executive Officers. The amount of each of the awards was determined based upon our subjective analysis of each officer’s individual contributions. The specific considerations included each individual’s contribution towards (a) our geographic expansion; (b) the development of new markets and customers; (c) the development of our organization, including the development of personnel; (d) the increase in our revenues, earnings and cash flow; (e) the development and implementation of a strategic planning process; and (f) maintaining and enhancing our control environment and specific internal controls. The Committee deemed these awards appropriate and necessary in order to meet our overall compensation objectives. The amount of the awards was determined, in part, based on the results of the analysis performed by the Consultant. The Committee considered these awards an important factor in avoiding an environment that might cause undo pressure to meet financial goals or expectations. These awards are reflected in the “Bonus” column of the Summary Compensation Table for the year ended January 31, 2011.

In December 2010, a discretionary bonus was awarded to each of our Named Executive Officers in connection with holiday bonuses given all of our U.S. based employees. These bonus awards are immaterial in amount and ranged in size from 1.0% to 2.0% of base salary. These awards are reflected in the “Bonus” column of the Summary Compensation Table.

Long-Term Equity-Based Incentives

Our long-term equity-based incentive program is designed to give our key employees a longer-term stake in our company, act as a long-term retention tool and align employee and shareholder interests by aligning compensation with growth in shareholder value. To achieve these objectives, we generally rely on a combination of grants of stock options and restricted stock, which are made pursuant to the Mitcham Industries, Inc. Stock Awards Plan.

Currently, there is no formal policy in place with respect to the allocation of grants of stock options and restricted stock eligible to be awarded under the Stock Awards Plan. All grants are discretionary and are made by the Committee, who administers the plans. In its considerations of whether or not to make equity grants to our executive officers and, if such grants are made, in its considerations of the type and size of the grants, the Committee considers our company-level performance, the applicable executive officer’s performance, comparative share ownership by comparable executives of comparable companies, the amount of equity previously awarded to the applicable executive officer and the vesting of such awards. While there is no formal weighting of these elements, the Compensation Committee considers each in its analysis.

Fiscal 2011 Decisions. In May 2010, the Committee granted option awards to our Named Executive Officers as reflected in the table of Grants of Plan-Based Awards for the Year Ended January 31, 2011. We believe that these grants and the previously-granted vested and unvested long-term equity-based awards continue to both provide meaningful incentives for our Named Executive Officers and satisfy the objectives of our compensation program. The amount of the awards was subjectively determined based on the relative contribution and responsibilities of each of our Named Executive Officers. The specific considerations included each individual’s contribution towards (a) our geographic expansion; (b) the development of new markets and customers; (c) the development of our organization, including the development of personnel; (d) the increase in our revenues, earnings and cash flow; (e) the development and implementation of a strategic planning process; and (f) maintaining and enhancing our control environment and specific internal controls.

Other Benefits

In addition to base salaries, annual cash incentives and long-term equity-based incentives, we provide the following forms of compensation:

•	Health and Welfare Benefits. Our executive officers are eligible to participate in medical, dental, vision, disability insurance and life insurance to meet their health and welfare needs. These benefits are provided so as to assure that we are able to maintain a competitive position in terms of attracting and retaining officers and other employees. This is a fixed component of compensation, and the benefits are provided on a non-discriminatory basis to all of our employees in the U.S.

•	Perquisites and Other Personal Benefits. We believe that the total mix of compensation and benefits provided to our executive officers is competitive, and perquisites should generally not play a large role in our executive officers’ total compensation. As a result, the perquisites and other personal benefits we provide to our executive officers are limited. Pursuant to our employment agreement with Mr. Mitcham, we maintain a term life insurance policy in an amount equal to at least three times his annual salary. In addition, we pay for club membership privileges that are used for business and personal purposes by Mr. Mitcham. We also provide each of Messrs. Mitcham, Rogers and Malden with the use of a company-owned automobile, as they are required to drive considerable distances in order to visit existing and potential customers. All of our executive officers participate in our 401(k) retirement plan that is available to all of our employees in the U.S.

Employment Agreements, Severance Benefits and Change in Control Provisions

Employment Agreement with Billy F. Mitcham, Jr.

We maintain an employment agreement with our President and Chief Executive Officer, Mr. Mitcham, to ensure that he will perform his role for an extended period of time. This agreement is described in more detail elsewhere in this proxy statement. Please read “Executive Compensation — Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — Employment Agreement with Billy F. Mitcham, Jr.” This agreement provides for severance compensation to be paid if the employment of Mr. Mitcham is terminated under certain conditions, such as constructive termination and termination without cause, each as defined in the agreement.

The employment agreement between Mr. Mitcham and us and the related severance provisions are designed to meet the following objectives:

•	Constructive Termination. In certain scenarios, the potential for merger or being acquired may be in the best interests of our shareholders. As a result, we have agreed to provide severance compensation to Mr. Mitcham if he terminates his employment within 60 days following a “constructive termination” (as defined in the employment agreement) to promote his ability to act in the best interests of our shareholders even though his duties and responsibilities could be changed as a result of the transaction.

•	Termination without Cause. If we terminate Mr. Mitcham’s employment without cause, we are obligated to pay him certain compensation and other benefits as described in greater detail in

“Potential Payments upon Termination or Change in Control” below. We believe these payments are appropriate because (1) Mr. Mitcham is bound by confidentiality, non-solicitation and non-compete provisions for a period of two years after termination and (2) Mr. Mitcham and we have mutually agreed to a severance package that is in place prior to any termination event. This provides us with more flexibility to make a change in senior management if such a change is in our and our shareholders’ best interests.

We believe that the triggering events under Mr. Mitcham’s employment agreement represent the general market triggering events found in employment agreements of companies against whom we compete for executive-level talent at the time they were negotiated.

Equity-Based Plans

Under the terms of our equity incentive plans, any unvested grants will become vested and, in the case of stock options, exercisable, upon the executive officer’s death or disability or upon a change in control of our company (as defined in the applicable award agreement). We believe these triggering events represent the general market triggering events found in comparable agreements of companies against whom we compete for executive-level talent.

Other Matters

Stock Ownership Guidelines and Hedging Prohibition

The Committee has not implemented stock ownership guidelines for our executive officers. Our Insider Stock Trading Policy discourages, but does not prohibit, executive officers from entering into certain derivative transactions related to our common stock, including transactions in put and call options. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines and hedging prohibitions.

Tax Treatment of Executive Compensation Decisions

Our Board has not yet adopted a policy with respect to the limitation under Section 162(m) of the Internal Revenue Code (the “Tax Code”), which generally limits our ability to deduct compensation in excess of $1.0 million to a particular executive officer in any year.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the disclosure set forth above under the heading “Compensation Discussion and Analysis” with management and, based on the review and discussions, it has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

Respectfully submitted by the Compensation Committee,

Peter H. Blum (Chairman)
Robert J. Albers
R. Dean Lewis
John F. Schwalbe

EXECUTIVE COMPENSATION

Summary Compensation

The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities. Our Named Executive Officers consist of our four current executive officers, including our Chief Executive Officer and Chief Financial Officer

	Fiscal Year
Name and	Ended				Stock	Option	All Other
Principal Position	January 31,	Salary	Bonus		Awards(1)	Awards(2)	Compensation		Total
		($)	($)		($)	($)	($)		($)

Billy F. Mitcham, Jr.	2011	433,200	154,079	(3)	115,200	81,920	89,433	(4)	873,832
President and Chief Executive Officer	2010	399,600	129,068		—	174,500	87,224	(4)	790,392
	2009	387,267	204,139		—	—	85,133	(4)	676,539
Robert P. Capps	2011	236,897	74,190	(5)	38,400	40,960	11,380	(6)	401,827
Executive Vice President and Chief	2010	210,600	54,172		—	81,433	9,714	(6)	355,919
Financial Officer	2009	204,100	79,238		—	—	8,164	(6)	291,502
Guy Malden	2011	230,200	64,027	(7)	38,400	40,960	14,016	(8)	387,603
Executive Vice President Marine Systems	2010	210,600	54,017		—	81,433	12,297	(8)	358,347
	2009	204,100	79,040		—	—	10,892	(8)	294,032
Paul Guy Rogers	2011	223,533	44,132	(9)	28,800	40,960	13,826	(10)	351,251
Vice President Business Development	2010	210,600	44,120		—	23,267	13,069	(10)	291,056
	2009	204,100	69,188		—	—	10,639	(10)	283,927

(1)	This column includes the grant date fair value of the stock awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC Topic 718”). These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011. The awards were granted on July 27, 2010 to Messrs. Mitcham, Capps, Rogers and Malden. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.

(2)	This column includes the grant date fair value of the option awards computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting valuation of these awards, and do not correspond to the actual value that will be recognized by our Named Executive Officers. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011. See “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table” below for a description of the material features of these awards.

(3)	Amount for 2011 includes of $150,000 discretionary bonus awarded in May 2011 and holiday cash bonus of $4,079 paid in December 2010.

(4)	For the year ended January 31, 2011, includes life insurance premiums of $72,564, automobile costs of $1,136, country club dues of $5,965 and matching contributions to our 401(k) plan of $9,768. For the year ended January 31, 2010, includes life insurance premiums of $70,980, automobile costs of $1,136, country club dues of $5,508 and matching contributions to our 401(k) plan of $9,600. For the year ended January 31, 2009, includes life insurance premiums of $69,000, automobile costs of $1,127, country club dues of $5,406 and matching contributions to our 401(k) plan of $9,600. Automobile costs are determined by multiplying the Alternative Lease Value, as published by the Internal Revenue Service, by the percentage of personal use mileage versus total mileage for the year.

(5)	Amount for 2011 consists of a $70,000 discretionary bonus awarded in May 2011 and $4,190 holiday cash bonus paid in December 2010.

(6)	For the year ended January 31, 2011, represents life insurance premiums of $2,322 and matching contributions to our 401(k) plan of $9,058. For the year ended January 31, 2010, represents life insurance premiums of $1,290 and matching contributions to our 401(k) plan of $8,424. For the year ended January 31, 2009, represents matching contributions to our 401(k) plan.

(7)	Amount for 2011 consists of a $60,000 discretionary cash awarded paid in May 2011 and holiday cash bonus of $4,027 paid in December 2010.

(8)	For the year ended January 31, 2011, represents life insurance premiums of $2,322, automobile costs of $2,661 and matching contributions to our 401(k) plan of $9,033. For the year ended January 31, 2010, represents life insurance premiums of $1,290, automobile costs of $2,583 and matching contributions to our 401(k) plan of $8,424. For the year ended January 31, 2009, represents matching contributions to our 401(k) plan of $8,164 and automobile costs of $2,728.

(9)	Amount for 2011 consists of a $40,000 discretionary bonus awarded in May 2011 and holiday cash bonus of $4,132 paid in December 2010.

(10)	For the year ended January 31, 2011, represents life insurance premiums of $2,139, automobile costs of $2,746 and matching contributions to our 401(k) plan of $8,941. For the year ended January 31, 2010, represents life insurance premiums of $1,980, automobile costs of $2,665 and matching contributions to our 401(k) plan of $8,424. For the year ended January 31, 2009, represents matching contributions to our 401(k) plan of $8,164 and automobile costs of $2,475.

Grants of Plan-Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers under any plan, including awards, if any, that have been transferred during the fiscal year ended January 31, 2011.

Grants of Plan-Based Awards for the Year Ended January 31, 2011

				All Other Option
		All Other Stock		Awards: Number		Exercise or Base	Grant Date Fair
	Grant	Awards: Number of		of Securities		Price of Option	Value of Stock and
Name	Date	Shares of Stock		Underlying Options		Awards	Option Awards
		(#)		(#)		($/Sh)	($)

Billy F. Mitcham, Jr.	5-27-10	18,000	(1)	30,000	(2)	6.40	197,120
Robert P. Capps	5-27-10	6,000	(1)	15,000	(2)	6.40	79,360
Guy Malden	5-27-10	6,000	(1)	15,000	(2)	6.40	79,360
Paul Guy Rogers	5-27-10	4,500	(1)	15,000	(2)	6.40	69,760

(1)	Stock awards granted on May 27, 2010 vest as follows: one-third upon grant, one-third on May 27, 2011 and one-third on May 27, 2012.

(2)	Options granted on May 27, 2010 vest as follows: one-third upon grant, one-third on May 27, 2011 and one-third on May 27, 2012.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following is a discussion of material factors necessary to an understanding of the information disclosed in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Long-Term Equity-Based Incentive Compensation

In May 2010, the Compensation Committee granted Messrs. Mitcham, Capps, Rogers and Malden restricted stock and stock options pursuant to our Stock Awards Plan. For a description of these awards, including the vesting schedule for the stock options and the dates that the restrictions lapse on the restricted stock, please see “Compensation Discussion and Analysis — Elements of Our Executive Compensation Program — Long-Term Equity-Based Incentives.”

Salary and Cash Incentive Awards in Proportion to Total Compensation

The following table sets forth the percentage of each Named Executive Officer’s total compensation that we paid in the form of base salary and bonus.

		Percentage of Total
Name	Year	Compensation

Billy F. Mitcham, Jr.	2011	67%
	2010	75%
	2009	62%
Robert P. Capps	2011	77%
	2010	77%
	2009	56%
Guy Malden	2011	76%
	2010	77%
	2009	68%
Paul Guy Rogers	2011	76%
	2010	92%
	2009	67%

Employment Agreement with Billy F. Mitcham, Jr.

Effective January 15, 1997, we entered into an employment agreement with Mr. Mitcham for a term of five years, beginning January 15, 1997, which term is automatically extended for successive one-year periods unless either party gives written notice of termination at least 30 days prior to the end of the current term. The agreement provides for an annual salary of $150,000 subject to increase by our Board. Pursuant to the employment agreement, we are required to maintain a term life insurance policy in an amount equal to at least three times Mr. Mitcham’s annual salary.

Outstanding Equity Awards Value at Fiscal Year-End Table

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for our Named Executive Officers.

Outstanding Equity Awards as of January 31, 2011

	Option Awards					Stock Awards
	Number of	Number of
	Securities	Securities					Market Value of
	Underlying	Underlying				Number of	Shares or Units
	Unexercised	Unexercised		Option	Option	Shares or Units	of Stock That
	Options	Options		Exercise	Expiration	of Stock That	Have Not
Name	(#) Exercisable	(#) Unexercisable		Price	Date	Have Not Vested	Vested(4)
				($)		(#)	($)

Billy F. Mitcham, Jr.	80,000	—		5.00	7-18-11	12,000 (3)	132,240
	85,000	—		1.99	8-15-12
	30,000	—		1.90	7-17-13
	25,000	—		4.16	7-13-14
	50,000	—		6.18	1-31-15
	50,000	—		16.64	3-31-16
	25,000	—		17.70	9-07-17
	25,000	50,000	(1)	4.65	7-23-19
	10,000	20,000	(2)	6.40	5-27-20
Robert P. Capps	25,000	—		8.98	7-21-15	4,000 (3)	44,080
	80,000	—		12.57	6-26-16
	15,000	—		17.70	9-07-17
	11,667	23,333	(1)	4.65	7-23-19
	5,000	10,000	(2)	6.40	5-27-20
Guy Malden	6,500	—		6.18	1-31-15
	15,000	—		16.64	3-31-16
	15,000	—		17.70	9-07-17
	11,667	23,333	(1)	4.65	7-23-19
	5,000	10,000	(2)	6.40	5-27-20	4,000 (5)	44,080
Paul Guy Rogers		—		4.60	10-23-11
	10,000	—		1.99	8-15-12
	20,000	—		1.90	7-07-13
	12,500	—		6.18	1-31-15
	10,000	—		16.64	3-31-16
	15,000	—		17.70	9-07-17
	15,000	6,667	(1)	4.65	7-23-19
	3,3335,000	10,000	(2)	6.40	5-27-20	3,000 (5)	33,060

(1)	The remaining stock options granted on July 23, 2009 become exercisable as follows: one-half on July 23, 2011 and one-half on July 23, 2012.

(2)	The remaining stock options granted on July 27, 2010 become exercisable as follows: one-half on July 27, 2011 and one-half on July 27, 2012.

(3)	The remaining shares of unvested restricted stock awards granted on May 27, 2010 will vest as follows: one-half on May 27, 2011 and one-half on May 27, 2012.

(4)	Based on the closing price of $11.02 on January 31, 2011.

Option Exercises and Stock Vested

The following table provides information concerning each vesting of stock, including restricted stock, restricted stock units and similar instruments, during the fiscal year ended January 31, 2011 on an aggregated basis with respect to each of our Named Executive Officers.

Option Exercises and Stock Vested for the Year Ended January 31, 2011

	Option Awards		Stock Awards
	Number of Shares
	Acquired	Value Realized	Number of Shares	Value Realized on
Name	on Exercise	on Exercise	Acquired on Vesting	Vesting
	(#)	($)	(#)	($)

Billy F. Mitcham, Jr.	45,000	75,600	8,000	50,480
Robert P. Capps	—	—	2,667	16,829
Guy Malden	—	—	2,667	16,829
Paul Guy Rogers	—	—	2,167	13,664

Potential Payments upon Termination or Change in Control

We have entered into arrangements with certain of our Named Executive Officers that provide additional payments and/or benefits upon a change in control of our company and/or in connection with the termination of the Named Executive Officer’s employment. For our Chief Executive Officer, Mr. Mitcham, these agreements include both an employment agreement and the award agreements that govern his equity awards. For the remaining Named Executive Officers, these agreements consist solely of the award agreements governing the officers’ equity awards. The following is a discussion of each of these arrangements and their applicability to a termination of employment and/or a change in control of our company. Unless otherwise provided, the dollar amounts disclosed assume that the triggering event for the payment(s) and/or benefit(s) was January 31, 2011, and the value of our stock on that day was $11.02. As a result, the dollar amounts disclosed are merely estimates of the amounts or benefits that would be payable to the Named Executive Officers upon their termination or a change in control of our company. The actual dollar amounts can only be determined at the time of the Named Executive Officer’s termination or the change in control.

Equity-Based Plans and Awards

Outstanding stock options and shares of restricted stock awarded to the Named Executive Officers under our Stock Awards Plan will become fully vested and, in the case of stock options, exercisable, upon the Named Executive Officer’s death or termination of employment due to disability or upon a change in control of our company. Such options that become vested and exercisable due to death or disability shall remain exercisable until the earlier to occur of (1) the end of the original term of the option or (2) the date that is one-year following the date of death or termination of employment due to disability, as applicable; options that become vested and exercisable due to a change of control shall remain exercisable for the applicable term as provided under the option award agreement. Any unvested shares of restricted stock and any outstanding stock options (whether vested or unvested) will be cancelled without payment if the Named Executive Officer is terminated for cause. If the Named Executive Officer is terminated for any reason other than death or disability, (1) any unvested shares of restricted stock or unvested stock options will also be cancelled without payment, and (2) any vested stock options will not be cancelled but will remain exercisable for the lesser of the original term of the option or the three-month period following the date of termination.

For purposes of our equity compensation plans, termination for cause shall result if: (1) the officer acts dishonestly, and the direct or indirect consequence (or intended consequence) of such action is a personal enrichment to that executive at the expense of our company or any affiliate, (2) the officer is unable to perform his duties in a satisfactory manner (as determined in good faith by our Board) or (3) the officer fails to consistently perform his duties at a level that our Board has, by written notice, informed the officer is expected from him. An officer will be considered “disabled” if he becomes entitled to benefits under our long-term disability plan.

Pursuant to our Stock Awards Plan, a change in control may occur in two ways. If an equity award is subject to Section 409A of the Tax Code, any event that would be considered a change in control under Section 409A of the Code will also trigger accelerated vesting for the award. If the equity award is not subject to Section 409A of the Code, a change of control shall mean the occurrence of any of the following events:

•	we are not the surviving entity in any merger, consolidation or other reorganization (or we survive only as a subsidiary);

•	we sell, lease or exchange all or substantially all of our assets to a third party;

•	we dissolve or liquidate our company;

•	any person or entity acquires ownership of our securities which represent 35% or more of the voting power of our then outstanding securities entitled to vote in the election of directors; or

•	a change in the composition of our Board where less than the majority of the directors are “incumbent directors.” An “incumbent director” is any director as of the date the Stock Awards Plan was adopted or, generally, any director who is elected to our Board after such time by the vote of at least a majority of the directors in place at the time of the Stock Awards Plan’s adoption.

The following chart shows the amounts that each of our Named Executive Officers would have received due to the accelerated vesting on January 31, 2011 for a termination of employment due to death or disability or a change in control. In order for our Named Executive Officers to receive value from the acceleration of vesting for stock options, the value of the stock on January 31, 2011 (the date of the accelerated vesting and hypothetical exercise of such options) must be greater than the exercise price of the option. As of January 31, 2011, the Named Executive Officers held unvested stock options with an exercise price below $11.02, as indicated in the table below for accelerated stock options.

Value of Accelerated Equity Awards as of January 31, 2011

	Number of Securities	Value(1)
Name	(#)	($)

Billy F. Mitcham, Jr.
Restricted Stock	12,000	132,240
Stock Options	70,000	410,900
Total		543,140
Robert P. Capps
Restricted Stock	4,000	44,080
Stock Options	33,333	194,831
Total		238,911
Guy Malden
Restricted Stock	4,000	44,080
Stock Options	33,333	194,831
Total		238,911
Paul Guy Rogers
Restricted Stock	3,000	33,060
Stock Options	16,667	88,669
Total		121,729

(1)	The values for the restricted stock were calculated by multiplying (a) the number of unvested restricted stock held by each officer on January 31, 2011 by (b) $11.02, the fair market value of the stock on that day. The values for the accelerated stock options were calculated by multiplying (a) the number of unvested stock options with an exercise price less than $11.02 by (b) the difference between $11.02 and the exercise price of the stock options.

Employment Agreement with Billy F. Mitcham, Jr.

We have entered into an employment agreement with Mr. Mitcham, the general terms of which are described above. Mr. Mitcham’s severance provisions are dependent upon the following terms:

•	A “for cause” termination will occur if Mr. Mitcham: (1) materially breaches his employment agreement, (2) appropriates a material business opportunity for his own personal benefit, (3) engages in fraudulent or dishonest activities with respect to us or our business affairs or (4) is convicted of or is indicted for a criminal offense.

•	“Constructive termination” is defined as: (1) a material reduction in Mr. Mitcham’s duties and responsibilities without his prior consent or (2) a reduction in, or our failure to pay, any portion of Mr. Mitcham’s base salary.

•	Mr. Mitcham will have suffered a “disability” if, for physical or mental reasons, he is unable to perform his duties under the employment agreement for a period of 120 consecutive days or 180 days during any 12 month period.

Pursuant to this employment agreement, in the event Mr. Mitcham’s employment is terminated by us “without cause” or he terminates his employment with us within 60 days following a “constructive termination,” Mr. Mitcham will be entitled to a severance payment of $450,000, payable in equal monthly payments over a period of 24 months following the date of termination.

If Mr. Mitcham’s employment with us is terminated as a result of his disability, we will continue to pay to him his base salary (determined as of the date of his disability) for the lesser of (1) six consecutive months or (2) the period until disability insurance benefits commence under any disability insurance coverage furnished by us to Mr. Mitcham. Under our long-term disability insurance program, coverage commences on the 61st day after the covered employee is unable to perform his or her job functions, thus Mr. Mitcham would receive $75,000, which is two months of salary calculated according to the base salary Mr. Mitcham was receiving as of January 31, 2011.

Mr. Mitcham’s employment agreement provides for automatic expiration of any stock options Mr. Mitcham may hold at the time of either a for cause termination or a resignation. Upon a termination for any reason other than a termination for cause, resignation or death, his options will remain exercisable and will vest and expire in accordance with the terms of the applicable option agreements. If Mr. Mitcham’s employment with us is terminated as a result of his death, all of his outstanding options will become fully vested and exercisable as of the date of his death. All options will expire on the one-year anniversary of his death. The value of the accelerated vesting upon these events in accordance with the option agreements is disclosed in the “Value of Accelerated Equity Awards as of January 31, 2010” table above.

Mr. Mitcham’s employment agreement contains standard non-solicitation and non-compete provisions that are effective during the term of the employment agreement and for 24 months following his date of termination.

DIRECTOR COMPENSATION

General

Each year, the Compensation Committee reviews the total compensation paid to our non-employee directors and Non-Executive Chairman of our Board. The purpose of the review is to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to fairly compensate directors for their service. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (1) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (2) the level of continuing education required to remain informed of broad corporate governance trends and material developments and strategic initiatives within our company; and (3) the risks associated with fulfilling their fiduciary duties.

The following table sets forth a summary of the compensation we paid to our non-employee directors during the fiscal year ended January 31, 2011. Directors who are our full-time employees, Messrs. Mitcham and Capps, receive no compensation for serving as directors.

Director Compensation for the Year Ended January 31, 2011

	Fees Earned or Paid
Name	in Cash	Option Awards(1)	Total
	($)	($)	($)

Peter H. Blum	85,500	46,086	131,506
John F. Schwalbe	42,750	46,086	88,836
R. Dean Lewis	38,750	46,086	84,836
Robert J. Albers	45,750	46,086	91,836

(1)	This column includes the grant date fair value of the stock awards computed in accordance with FASB ASC Topic 718. These amounts reflect our accounting valuation of these awards and do not correspond to the actual value that will be recognized by our directors. Assumptions used in the calculation of these amounts are included in Note 12 to our audited financial statements for the fiscal year ended January 31, 2011 included in our Annual Report on Form 10-K. The awards for which compensation expense was recognized consist of an award of 10,000 options and stock awards of 2,500 shares to each of Messrs. Blum, Schwalbe, Lewis and Albers granted on July 27, 2010. The aggregate number of stock option awards outstanding as of January 31, 2011 for each of the directors is as follows: Mr. Blum — 365,000 shares; Mr. Schwalbe — 105,000 shares; Mr. Lewis — 105,000 shares; and Mr. Albers — 50,000 shares.

Retainer/Fees

Each non-employee director receives the following compensation:

•	an annual cash retainer fee of $30,000 per year, plus an additional $50,000 for the Non-Executive Chairman of our Board;

•	an additional cash retainer of $7,500 per year for each member of the Audit Committee, plus an additional $5,000 per year for the chairperson of the Audit Committee; and

•	an additional cash retainer of $4,000 per year for each member of the Compensation Committee, plus an additional $4,000 per year for the chairperson of the Compensation Committee; and

•	An additional cash retainer of $14,000 per year for the chairperson of the Strategic Planning Committee; and

•	$2,000 for each meeting of the Board of Directors attended.

Equity-Based Compensation

In addition to cash compensation, our non-employee directors are eligible, at the discretion of our full Board, to receive discretionary grants of stock options or restricted stock or any combination thereof under our equity compensation plans. On July 27, 2010, our Board awarded options to purchase 10,000 shares of common stock and stock awards of 2,500 shares to each non-employee director, pursuant our Stock Awards Plan. The grant was made after a review of the prior compensation of our non-employee directors. The option awards vested upon grant.

PROPOSAL 2: AMENDMENT TO THE MITCHAM INDUSTRIES, INC.
STOCK AWARDS PLAN

Introduction

Our Board, subject to the approval of our shareholders as required under the NASDAQ rules and the terms of the Mitcham Industries, Inc. Stock Awards Plan (the “Plan”), has approved an amendment to the Plan, which would (i) authorize us to reserve up to an additional 400,000 shares of common stock beyond the 1,249,864 shares currently authorized for issuance under the Plan, (ii) resubmit the material terms of the Plan to shareholders for approval pursuant to certain requirements of Section 162(m) of the Tax Code, and (iii) prohibit the repricing of underwater options and stock appreciation rights granted pursuant to the Plan without shareholder approval. If our shareholders approve this proposal, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares available for issuance under the Plan.

The proposed first amendment to the Plan is included in this proxy statement as Appendix A and the Plan, prior to giving effect to this proposed amendment, is in this proxy statement as Appendix B. Below is a summary of the material terms of the Plan, though this summary is qualified in its entirety by reference to the full text of the Plan. Unless otherwise defined below, capitalized terms used in this section have the same meaning ascribed to such terms in the Plan.

Our Board recommends a vote “FOR” the amendment to the Plan.

Reason for Proposed Amendment

The use of stock-based awards under the Plan has been a key component of our compensation program since its adoption in 2006. The awards granted under the Plan assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, consultants and non-employee directors. The Plan initially authorized us to issue up to 899,864 shares of our common stock pursuant to the Plan. Upon the approval of our shareholders on July 23, 2009 we amended the Plan to increase the number of shares authorized for issuance under the Plan by 350,000 to a total of 1,249,849. As of May 31, 2011, 102,356 shares were available for us to issue as awards under the Plan. Accordingly, the Compensation Committee of our Board has determined that there are not sufficient shares available for issuance under the Plan to meet our needs for future grants during the coming years, and an increase in available shares is necessary to continue granting incentive and reward opportunities to eligible participants while assisting us in retaining a competitive edge in today’s volatile business environment.

In addition, the Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) of the Tax Code by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to our Chief Executive Officer and three other most highly compensated officers (other than our Chief Executive Officer or Chief Financial Officer) determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934 (“Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan must be disclosed to and approved by our stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which stockholders previously approved the Plan. The Plan was previously approved by stockholders for Section 162(m) purposes at our 2006 Annual Meeting.

Under the Section 162(m) regulations, the material terms of the Plan are (i) the maximum amount of compensation that may be paid to a participant under the Plan in any fiscal year, (ii) the employees eligible to receive compensation under the Plan, and (iii) the business criteria on which the performance goals are based. We intend that awards under the Plan continue to qualify for exemption from the deduction limitations of Section 162(m) of the Tax Code. Accordingly, we are asking stockholders to approve the material terms of the

Plan for Section 162(m) purposes so that awards under the Plan that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) will be fully deductible. The proposed amendment does not change the employees eligible to participate in the Plan, the maximum amount of compensation that may be paid to a participant under the Plan in any fiscal year or the business criteria on which performance goals may be based. However, those terms of the Plan are restated in the proposed first amendment to the Plan included in this proxy statement as Appendix A.

The material terms of the Plan for Section 162(m) purposes that the stockholders are being asked to approve are disclosed below as follows: (i) the maximum amount of compensation, is described below in the section entitled “Number of Shares Subject to the Plan,” (ii) the eligible employees are described below in the section entitled “Eligibility,” and (iii) the business criteria are described in the section entitled “Performance-Based Compensation.”

Finally, the proposed amendment includes a prohibition on the repricing of underwater stock option and stock appreciation rights awards absent the approval of our shareholders.

Purpose and Key Features of the Plan

The Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights (“SARs”), restricted stock awards, performance awards, phantom stock, stock payments, and other stock-based awards to employees, consultants and non-employee directors. The Plan is designed to enable us and our subsidiaries to provide those individuals upon whom the responsibilities of the successful administration and management of our company and our subsidiaries rest with stock-based incentive and reward opportunities designed to align their interests with those of our shareholders, thereby enhancing our profitable growth. A further purpose of the Plan is to provide a means for us to attract and retain such individuals in our service and our subsidiaries.

Number of Shares Subject to the Plan

The maximum number of shares of our common stock that may be issued under the Plan with respect to awards is currently 1,249,864 shares. Upon certain corporate events, such as a stock split, recapitalization, reorganization, spinoff and other similar events, the number of shares available under the Plan will be adjusted to appropriately reflect that event. In the discretion of the Compensation Committee, all 1,249,864 shares (subject to adjustment as described above) may be issued under the Plan pursuant to incentive stock options. In the event the proposed first amendment is approved by our shareholders the number of shares of our common stock that may be issued under the Plan with respect to awards will increase to 1,649,864 shares. The exercise prices for stock options range from $17.70 to $1.90. On May 26, 2011, the closing price of a share of our common stock was $14.22.

Pursuant to the Plan, no participant may receive stock-denominated awards with respect to more than 125,000 shares in any fiscal year, again subject to adjustment for certain events described above, and the maximum amount of cash-denominated awards that may be granted to any participant during any fiscal year may not exceed $2,000,000 based on the market value at the time of the grant.

The shares of common stock to be delivered under the Plan may be treasury shares or authorized but unissued shares. To the extent that an award terminates, expires, lapses, is settled in cash, the shares subject to the award may be used again with respect to new grants under the Plan. Also, shares tendered or withheld to satisfy the grant or exercise price or our tax withholding obligations may be used again for grants under the Plan.

Administration

In general, the Plan is administered by the Compensation Committee, which is intended to be comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3 of the Exchange Act) who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Tax

Code). The term “Committee,” as used in the Plan and below, refers to the Compensation Committee and includes any other committee of the Board, if appointed.

The Committee has the full authority, subject to the terms of the Plan, to establish rules and regulations for the proper administration of the Plan, to select the employees and consultants to whom awards are granted, and to determine the type of awards made and the terms of the awards. However, the Board alone has the authority to administer the Plan with respect to awards to directors.

Eligibility

All of our employees and consultants, all employees and consultants of our subsidiaries, and our directors are eligible to participate in the Plan. The selection of which of the eligible employees and consultants receive awards under the Plan is within the sole discretion of the Committee. As of May 31, 2011 approximately 140 employees and 4 non-employee directors were eligible for awards under the Plan.

Term of Plan

The Plan was approved by the Board on May 30, 2006. No awards may be granted under the Plan after the 10th anniversary of the date the Plan was approved by the Board (May 30, 2016). The proposed amendment to the Plan would not affect this termination date. The Board or the Committee may terminate the Plan earlier at any time with respect to any shares of common stock for which awards have not theretofore been granted.

Stock Options and SARs

The term of each option and SAR will be as specified by the Committee at the date of grant (but will not be more than ten years). The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the award agreement that evidences the stock option or SAR grant. The exercise price for each stock option and SAR will be determined by the Committee and will be no less than the fair market value of the shares on the date that the stock option or SAR is granted. The Committee will also determine the length of service, performance objectives or other conditions, if any, that must be satisfied before all or part of a stock option or SAR may vest and be exercised. The period during which a stock option or SAR may be exercised will be set forth in the award agreement.

The status of a stock option granted to an employee as to whether it is an incentive stock option or a non-qualified stock option will be designated by the Committee at the time of grant. The Committee may determine the method by which the stock option price may be paid upon exercise, including in cash, check, shares of our common stock already owned by the optionee, or by any combination thereof. The Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of a stock option through a broker.

Restricted Stock

Pursuant to a restricted stock award, shares of our common stock will be issued in the name of the employee, consultant or director at the time the award is made, but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender the shares back to us, which may be linked to performance criteria or other specified criteria, including the passage of time, as may be determined in the discretion of the Committee.

Performance Awards

The Committee may grant performance awards, which are dollar-denominated awards that may be paid in cash, our common stock or any combination thereof, as determined by the Committee in its discretion. At the time of the grant, the Committee will establish the dollar amount of each performance award, the specified criteria, including the passage of time or performance criteria, that must be achieved, and the performance period over which the performance or vesting goals will be measured. Following the end of the performance period, the Committee will determine the amount payable to the holder of the performance award based on the achievement of the vesting goals for such performance period. Payment of vested awards will be made in cash and/or in shares of our common stock, as determined by the Committee, following the close of the performance period.

Phantom Stock Awards

Phantom stock awards are awards of rights to receive amounts equal to a specified number of shares of our common stock. Such awards may be subject to the fulfillment of conditions, which may be linked to Performance Criteria (as defined below) or other specified criteria, including the passage of time as the Committee may specify. Payment of phantom stock awards may be made in cash, shares of common stock or any combination thereof, as determined by the Committee in its discretion, and will be paid following the close of the vesting period. Any payment to be made in cash will be based on the fair market value of a share of common stock on the payment date. A phantom stock award may include dividend equivalent rights (“DERs”) in the discretion of the Committee. DERs are rights to receive an amount of cash equal to the value of any dividends made on shares of common stock during the period the phantom stock award is outstanding. Payment of DERs may be made subject to the same vesting terms as the tandem phantom stock award or may have different vesting and payment terms, in the discretion of the Committee.

Stock Payments

Stock Payments are unrestricted shares of common stock issued to the grantee and may be paid as part of, or in lieu of all or any portion of, any bonus, deferred compensation or other compensation of an eligible individual.

Other Stock-Based Awards

An “other stock-based” award is an award the value of which is based in whole or in part on a share of our common stock. The Committee may set such vesting and/or performance criteria as it chooses with respect to such award. Upon vesting, the award may be paid in shares, cash or any combination thereof, as decided by the Committee.

Performance-Based Compensation

With respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Tax Code, the Committee will establish performance goals based upon the attainment of such target levels of one or more of the Performance Criteria (as described below) over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. A performance goal need not be based upon an increase or positive result under a Performance Criteria (as described below) and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria (as described below) to be used with respect to any grant, and the weight to be accorded thereto if more than one criteria is used, will be determined by the Committee at the time of grant. Following the completion of each specified performance period, the Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a participant, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

For purposes of the Plan, the term “Performance Criteria” means the following business criteria with respect to us, any of our subsidiaries or any divisions or operating units: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on shareholders’ equity, return on assets, return on capital, shareholder returns, return on sales, gross or net profit margin, expense, margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share. Such targets may be expressed in terms of our company as a whole, a subsidiary, division or business unit, as determined by the Committee. The performance measures will be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement and permitted by Section 162(m) of the Tax Code, will be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price will be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon our future performance or any of our subsidiaries, divisions, or departments thereof. A performance goal need not be based upon an increase or positive result under a business criterion and may be based upon limiting economic losses or maintaining the status quo.

Miscellaneous

The Committee may amend or modify the Plan at any time; provided, however, that we will obtain shareholder approval for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or to increase the number of shares available. In addition, shareholder approval will generally be required for any amendment that reduces the exercise price of any “underwater” option or SAR. An option or SAR is considered to be “underwater” when the exercise price exceeds the fair market value.

In the event that we experience a change of control (as defined in the Plan), the Committee may take such action with respect to awards as it deems appropriate, including the vesting of awards and cashout of awards.

Federal Income Tax Aspects of the Plan

The following is a brief summary of certain of the U.S. federal income tax consequences under the Plan as normally operated and is not intended to be exhaustive.

As a general rule, no federal income tax is imposed on a participant upon the grant of a an award under the Plan, other than stock payment, and we are not entitled to a tax deduction by reason of such grant, other than stock payment. A stock payment will result in taxable income to the individual at the time of grant and we will be entitled to a corresponding tax deduction for that year. In general, when a restricted stock, phantom stock, performance award or other stock-based award becomes vested and is paid, the holder will realize ordinary income in an amount equal to the cash and/or the fair market value of the shares of our common stock received at that time, and, subject to Section 162(m) of the Tax Code, we will be entitled to a corresponding deduction. Upon the exercise of a non-qualified stock option or SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the exercise price paid for such shares, and we may claim a deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, assuming applicable federal income tax reporting requirements are satisfied. Stock options that are incentive stock options (“ISOs”) under Section 422 of the Tax Code are subject to special federal income tax treatment. In general, no federal income tax is imposed on the exercise of an ISO, although the exercise may trigger alternative minimum tax liability to the optionee, and we are not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of an ISO. However, if the optionee disposes of the shares acquired upon exercise of an ISO before satisfying certain holding period requirements, the optionee will be treated, in general, as having received, at the time of disposition, compensation taxable as ordinary income and in such event, we may claim a deduction for compensation paid at the same time and in the same amount as the compensation treated as being received by the optionee.

In general, Section 162 (m) of the Tax Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to a “covered employee” as defined in the regulations to Section 162(m) of the Tax Code (which is generally our chief executive officer and our three other highest-

paid officers other than our chief financial officer), unless the compensation qualifies under Section 162(m) of the Tax Code as “performance-based.” The Plan has been designed to provide flexibility with respect to whether awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Tax Code and, therefore, be exempt from the deduction limit.

In the event of our change of control, awards granted to certain individuals may be “excess parachute” payments for purposes of Section 280G of the Tax Code and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “parachute value” of the awards and we would not be entitled to a tax deduction for such “excess” parachute amounts.

The Plan and awards granted under it are intended to comply with Section 409A of the Tax Code, which governs the treatment of deferred compensation. Failure to comply could subject a participant to an additional 20% tax.

Inapplicability of ERISA

Based upon current law and published interpretations, we do not believe that the Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Grants to Certain Individuals

The awards, if any, that will be made to eligible participants under the Plan are subject to the discretion of the Committee, and thus we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our executive officers, employees or directors under the proposed amendment to the Plan, and therefore a “New Plan Benefits Table” is not provided. Due to the discretionary nature of the Plan, we are also unable to determine the benefits or number of shares subject to awards that would have been granted to our executive officers, employees or directors for the last completed year under the proposed amendment to the Plan assuming such amendment had been in effect during the last completed fiscal year. However, we do not believe the benefits or number of shares subject to award during our prior fiscal year would have changed from what they were had the proposed amendment to the Plan been in effect

The following table sets forth information, as of January 31, 2011, with respect to all benefits or amounts that were received by or allocated to our named executive officers, each of our directors, all of our current executive officers as a group, all of our current directors as a group and all employees, including all current officers who are not executive officers, as a group under the Plan. No awards have been granted under the Plan to any associate of a non-employee director, nominee or executive officer, and no other person has been granted 5% or more of the total amount of awards granted under the Plan; thus the table below does not include these individuals.

Number of Stock
Named Executive Officers	Awards Granted(1)

Billy F. Mitcham, Jr.	166,661
President and Chief Executive Officer
Robert P. Capps	154,930
Executive Vice President, Chief Financial Officer
Guy Malden	80,930
Executive Vice President Marine Systems
Paul Guy Rogers	64,430
Vice President Business Development
Peter H. Blum	167,500
Non-Executive Chairman
R. Dean Lewis	82,500
Director
John F. Schwalbe	82,500
Director
Robert J. Albers	85,500
Director
All Current Executive Officers as a Group	466,951
All Current Directors as a Group (other than Executive Officers)	418,000
All Employees (Including Officers other than Executive Officers)	182,070

(1)	We currently grant stock options, restricted stock and performance awards under the Plan. The Plan does not provide for warrants or other rights that act as appreciation-type awards; thus, the only awards listed above are stock options and stock awards.

Securities Authorized for Issuance under Equity Compensation Plans

Information regarding our equity compensation plans as of January 31, 2011 is as follows:

EQUITY COMPENSATION PLAN INFORMATION

Number of
	securities to be		Number of securities
	issued upon		remaining available for
	exercise of	Weighted-average	future issuance under
	outstanding	exercise price of	equity compensation plans
	options and	outstanding options	(excluding securities
Plan Category	rights(a)	and rights(b)	reflected in column (a))(c)

Equity compensation plans approved by security holders	1,592,000	$8.68	247,356(1)
Equity compensation plans not approved by security holders(2)	—	—	—
Total	1,592,000	$8.68	247,356

(1)	As of January 31, 2011, these shares were available for issuance under our Stock Awards Plan pursuant to which our Compensation Committee, at its discretion, has the authority to grant stock options, SARs, restricted stock awards, performance awards, phantom stock, stock payments and other stock-based awards to employees, consultants and non-employee directors.

(2)	As of January 31, 2011, we did not have any compensation plans under which our equity securities were authorized for issuance that were not previously approved by security holders.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Hein & Associates LLP as our independent registered public accounting firm to conduct our audit for the fiscal year ending January 31, 2012.

The engagement of Hein & Associates LLP has been recommended by the Audit Committee and approved by our Board annually. The Audit Committee has reviewed and discussed the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2011, and has recommended, and our Board has approved, their inclusion therein. See “Audit Committee Report” included elsewhere in this proxy statement.

Although shareholder ratification of the selection of Hein & Associates LLP is not required, the Audit Committee and our Board consider it desirable for our shareholders to vote upon this selection. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our shareholders and us.

One or more representatives of Hein & Associates LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. The representatives of Hein & Associates LLP are expected to be available to respond to appropriate questions.

Our Board recommends a vote “FOR” the ratification of the selection of Hein & Associates LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2012.

FEES AND EXPENSES OF HEIN & ASSOCIATES LLP

The following table sets forth the amount of audit fees, audit-related fees and tax fees billed or expected to be billed by Hein & Associates LLP, our independent registered public accounting firm, for the fiscal years ended January 31, 2011 and January 31, 2010:

	2011	2010

Audit fees(1)	$366,500	$379,500
Audit-related fees(2)	12,500	—
Tax fees	—	—
All other fees	—	—

Total Fees	$379,000	$379,500

(1)	Includes the audit of our annual consolidated financial statements and the review of our Quarterly Reports on Form 10-Q.

(2)	Consists of fees related to the review of our Registration Statement on Form S-3.

The Audit Committee also has approved a policy that requires committee pre-approval of the compensation and terms of service for audit services and any permitted non-audit services based on ranges of fees, and any changes in terms, conditions and fees resulting from changes in audit scope or other matters. Any proposed audit or non-audit services exceeding the pre-approved fee ranges require additional pre-approval by the Audit Committee or its chairman. All of the above fees were pre-approved pursuant to this policy.

AUDIT COMMITTEE REPORT

The Audit Committee was established to implement and to support oversight function of the Board of Directors with respect to the financial reporting process, accounting policies, internal controls and independent registered public accounting firm of Mitcham Industries, Inc.

The Board of Directors, in its business judgment, has determined that each of Messrs. Schwalbe, Lewis and Albers is an independent director, as that term is defined in Rule 5605 of the NASDAQ Marketplace Rules, and meets the Securities and Exchange Commission’s additional independence requirements for members of audit committees. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Schwalbe has the necessary accounting and financial expertise to serve as chairman. The Board of Directors has determined that Mr. Schwalbe is an “audit committee financial expert” following a determination that Mr. Schwalbe met the criteria for such designation under the Securities and Exchange Commission’s rules and regulations.

In fulfilling its responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements contained in Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011 with management and the independent registered public accounting firm, Hein & Associates LLP;

•	discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, “Communications with Audit Committees;”

•	received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed the independent registered public accounting firm’s independence with the firm; and

•	considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Mitcham Industries, Inc.’s Annual Report on Form 10-K for the fiscal year ended January 31, 2011.

Respectfully submitted by the Audit Committee,

John F. Schwalbe (Chairman)
R. Dean Lewis
Robert J. Albers

ANNUAL REPORT

A copy of our Annual Report to Shareholders, which consists of our Annual Report on Form 10-K for the fiscal year ended January 31, 2011, accompanies this proxy statement. Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.

We have filed our Form 10-K for the fiscal year ended January 31, 2011 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. Upon written request by a shareholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

OTHER MATTERS

As of the date hereof, our Board knows of no other business to be presented at the Annual Meeting. If any other matter properly comes before the meeting, however, it is intended that the persons named in the accompanying proxy will vote the proxy in accordance with the discretion and instructions of our Board.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Pursuant to the Securities and Exchange Commission’s rules and regulations, shareholders interested in submitting proposals for inclusion in our proxy materials and for presentation at our 2012 Annual Meeting of Shareholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, shareholder proposals must be received by our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175 no later than February 7, 2012 to be eligible for inclusion in our proxy materials.

In addition, shareholders may present business at a shareholder meeting without having submitted the proposal pursuant to Rule 14a-8 as discussed above. For business to be properly brought or nominations of persons for election to our Board to be properly made at the time of our 2012 Annual Meeting of Shareholders, notice must be received by our Corporate Secretary at the address in the preceding paragraph by April 22, 2012.

Detailed information for submitting shareholder proposals and director nominations is available upon written request to our Corporate Secretary at Mitcham Industries, Inc., P.O. Box 1175, Huntsville, Texas 77342-1175.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JULY 28, 2011.

The Notice of Annual Meeting of Shareholders, our Proxy Statement for the Annual Meeting and our Annual Report to Shareholders for the fiscal year ended January 31, 2011 are available at www.proxyvote.com

APPENDIX A

AMENDMENT TO THE
MITCHAM INDUSTRIES, INC. STOCK AWARDS PLAN

WHEREAS, the Board of Directors of Mitcham Industries (the “Company”) originally established the Mitcham Industries, Inc. Stock Awards Plan to be effective May 30, 2006 and effected an amendment and restatement of the Mitcham Industries, Inc. Stock Awards Plan effective July 23, 2009 (the “Plan”) for purposes of providing incentive compensation awards to certain employees, officers, consultants and advisors based on the Company’s common stock (the “Stock”);

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that there are no longer sufficient shares of Stock available for issuance under the Plan to meet the Company’s needs for future grants during the coming years; and

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to increase the number of shares available for issuance under the Plan by 400,000 shares so that the Company may continue to grant incentive and reward opportunities to eligible participants under the Plan;

WHEREAS, the Board has determined that it is in the best interests of the Company and its shareholders to submit for the approval of the Company’s shareholders the material terms of the Plan to preserve the deductibility of certain awards under the Plan as performance based compensation for purposes of section 162(m) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, for and in consideration of the foregoing and the agreements contained herein, the Plan shall be amended as follows:

1. Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the same meaning ascribed thereto in the Plan.

2. Amendment.

(a) The defined term “Performance Criteria” in Section 2 of the Plan is hereby restated in its entirety as follows:

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, operating unit or product line: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, expense margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share.

(b) Section 4.1 of the Plan shall be amended and restated in its entirety to provide as follows:

4.1 Shares Available.  Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 1,649,849, which shall include any Shares remaining available for Awards under the Prior Plan and the 2000 Plan on May 30, 2006. If an Award granted after the Plan’s effective date is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares (Restricted Stock awards shall not be considered “delivered Shares” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares tendered to or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an Award granted after the Plan’s effective date shall be available for issuance under future Awards, subject to the overall limitation provided in the first sentence above. In the discretion of the Committee, all 1,649,864 Shares (as adjusted, if applicable) may be issued under the Plan pursuant to ISOs.

(b) Section 4.4 of the Plan shall be restated in its entirety to provide as follows:

4.4 Individual Participant Limits.  Subject to adjustment pursuant to the above paragraph (c), the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any fiscal year of the Company shall not exceed 125,000. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any fiscal year of the Company shall not exceed $2,000,000 as valued on the date of the grant.

(d) Section 5 of the Plan shall be restated in its entirety to provide as follows:

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.

(d) A new Section 7.3 shall be added to the Plan to read as follows:

7.3 Repricing.  Neither the Board nor the Committee may provide for the repricing or exchange of underwater Options or SARs for cash consideration or other Awards unless such repricing or exchange receives the approval of a majority of the holders of the Common Stock.

3. Remainder of Plan.  Except as expressly provided herein, the Plan remains in full force and effect. In the event that the Company’s shareholders approve this Amendment at the 2011 Annual Meeting of Shareholders of the Company, the term “Plan” shall hereafter refer to the Plan as amended by this Amendment.

4. Effective Date.  The amendments to the Plan set forth herein shall be effective as of July 28, 2011, provided that this Amendment is approved by the shareholders of the Company at the 2011 Annual Meeting of Shareholders to held on such date. If this Amendment is not so approved at such meeting, then the amendments to the Plan set forth herein shall be void ab initio.

IN WITNESS WHEREOF, the Company has caused the Amendment to be duly executed in its name and on its behalf by its duly authorized representative effective as of the date set forth above.

MITCHAM INDUSTRIES, INC.

By:

Name:

Title:

APPENDIX B

MITCHAM INDUSTRIES, INC.
STOCK AWARDS PLAN

SECTION 1. Purpose of the Plan.

The Mitcham Industries, Inc. Stock Awards Plan (the “Plan”) is intended to promote the interests of Mitcham Industries, Inc., a Texas corporation (the “Company”), by encouraging Employees, Consultants and Directors to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan is an amendment and restatement of the Prior Plan. In addition, the Mitcham Industries, Inc. 2000 Stock Option Plan (the “2000 Plan”) is hereby merged into the Plan. All awards outstanding under the Prior Plan and the 2000 Stock Plan shall continue without interruption or change under this Plan.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option, Restricted Stock, Performance Award, Phantom Share, Stock Payment, SAR, or Other Stock-Based Award.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the Company, as constituted from time to time.

“Change of Control” shall mean, with respect to an Award that is subject to Section 409A of the Code, a “change of control event,” as defined in Section 409A of the Code and the regulations thereunder. With respect to an Award that is not subject to Section 409A, Change of Control shall mean the occurrence of any of the following events:

(i) the Company is not the surviving entity in any merger, consolidation or other reorganization with (or survives only as a subsidiary of) an entity other than a previously wholly-owned subsidiary of the Company,

(ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company),

(iii) the Company is dissolved and liquidated,

(iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires the beneficial ownership, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors, or

(v) a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date the Plan was adopted, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the administrator of the Plan in accordance with Section 3, and shall include reference to the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan), the Board or subcommittee, as applicable.

“Consultant” shall mean any individual who is not an Employee or a member of the Board and who provides consulting, advisory or other similar services to the Company or a Subsidiary.

“Director” shall mean any member of the Board who is not an Employee.

“Employee” shall mean any employee of the Company, a Subsidiary or a parent corporation of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the closing sales price (or the closing bid if no sales were reported) for a Share on the national securities exchange or market system which constitutes the principal trading market for the Shares for the applicable date as reported in The Wall Street Journal or such reporting service approved by the Committee; provided, however, that if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may determine to be appropriate. In the event the Shares are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” or “NQO” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean an Award granted under Section 6(g) of the Plan.

“Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary or any division, operating unit or product line: net earnings (either before or after interest, taxes, depreciation and/or amortization), sales, revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, expense margins, cost reductions, controls or savings, operating efficiency, working capital, strategic initiatives, economic value added, earnings per share, earnings per share from operations, price per share of stock, and market share.

“Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Shares” shall mean an Award of the right to receive Shares, cash equal to the Fair Market Value of such Shares or any combination thereof, in the Committee’s discretion, which is granted pursuant to Section 6(d) of the Plan.

“Prior Plan” shall mean the Amended and Restated 1998 Stock Awards Plan of Mitcham Industries, Inc.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant, as the case may be.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SAR” shall mean a stock appreciation right granted under Section 6(e) of the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, $0.01 par value, and such other securities or property as may become the subject of Awards under the Plan.

“Stock Payment” means a payment in the form of Shares as part of or in lieu of any cash bonus, deferred compensation or other compensation arrangement, granted pursuant to Section 6(f) of the Plan.

“Subsidiary” shall mean any entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly, except with respect to the grant of an ISO the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.

SECTION 3. Administration.

3.1 The Committee.  The Plan shall be administered by the Compensation Committee of the Board (or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan). Notwithstanding the foregoing, Awards made to Directors shall be administered by the Board. The term “Committee” as used herein shall refer to the Compensation Committee (or other Board committee), the Board, or the subcommittee (as defined in paragraph (c) of this Section 3), as applicable.

3.2 Committee Powers.  A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person.

3.3 Delegation to a Subcommittee.  The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more members of the Board or officers of the Company (the “subcommittee”), the authority to administer the Plan as to Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning this type of Award.

SECTION 4. Shares Available for Awards.

4.1 Shares Available.  Subject to adjustment as provided below, the number of Shares that may be issued with respect to Awards granted under the Plan shall be 1,294,864, which shall include any Shares remaining available for Awards under the Prior Plan and the 2000 Plan on the date this amendment and restatement of the Plan becomes effective. If an Award granted after the Plan’s effective date is forfeited or otherwise lapses, expires, terminates or is canceled without the actual delivery of Shares (Restricted Stock awards shall not be considered “delivered Shares” for this purpose) or is settled in cash, then the Shares covered by such Award, to the extent of such forfeiture, expiration, lapse, termination or cancellation, shall again be Shares that may be issued with respect to Awards granted under the Plan. Shares tendered to or withheld by the Company to satisfy any tax withholding or exercise price obligations with respect to an Award granted after the Plan’s effective date shall be available for issuance under future Awards, subject to the overall limitation provided in the first sentence above. In the discretion of the Committee, all 1,294,864 Shares (as adjusted, if applicable) may be issued under the Plan pursuant to ISOs.

4.2 Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

4.3 Adjustments.  In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

4.4 Individual Participant Limits.  Subject to adjustment pursuant to the above paragraph (c), the maximum aggregate number of Shares that may be subject to Share-denominated Awards granted under the Plan to any individual during any fiscal year of the Company shall not exceed 125,000. The method of counting such Shares shall conform to any requirements applicable to performance-based compensation under Section 162(m) of the Code or the rules and regulations promulgated thereunder. The maximum amount of dollar-denominated Awards that may be granted to any individual during any fiscal year of the Company shall not exceed $2,000,000 as valued on the date of the grant.

SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee. No individual shall have any right to be granted an Award pursuant to this Plan.

SECTION 6. Awards.

6.1 Options.  Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

6.1.1 Exercise Price.  The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

6.1.2 Time and Method of Exercise.  The Committee shall determine and provide in the Award Agreement or by action subsequent to the grant the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned for more than six months (unless such holding requirement is waived by the Committee), Shares issuable upon Option exercise, a “cashless-broker” exercise (through procedures approved by the Committee), other securities or other property, a note, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price and tax withholding obligation with respect thereto may be made or deemed to have been made. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may vest and be exercised. No portion of an Option which is unexercisable at termination of the Participant’s employment or service, as applicable, shall thereafter become exercisable, except as may be otherwise provided by the Committee either in the Award Agreement or by action following the grant of the Option.

6.1.3 Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is an Employee of the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as a Non-Qualified Stock Option. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

6.2 Restricted Stock.  Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the Performance Criteria or other specified criteria, including the passage of time, if any, under which the Restricted Stock may vest or be forfeited to the Company, and the other terms and conditions of such Awards.

6.2.1 Dividends.  Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement. If the Award Agreement does not provided for the treatment of dividends, such dividends shall be held by the Company without interest until such time as the Share becomes vested or forfeited, as the case may be, and then be similarly paid to the Participant or forfeited.

6.2.2 Registration.  Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

6.2.3 Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or the terms of the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

6.2.4 Restrictions.  Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, restrictions on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. During the Restricted Period, Restricted Stock will be subject to such limitations on transfer as necessary to comply with Section 83 of the Code.

6.3 Performance Awards.  The Committee shall have the authority to determine the Participants who shall receive Performance Awards, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive all or part of such Award upon the achievement of such performance goals (based on the Performance Criteria or any other specified criteria) during such performance periods as the Committee shall establish with respect to the Award. The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation as described in Section 162(m) (4) (C) of the Code.

6.3.1 Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the Performance Criteria or other criteria upon which the performance goals are to be based, the length of any performance period and the amount of any Performance Award.

6.3.2 Payment of Performance Awards.  To the extent then earned, Performance Awards shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the performance period.

6.3.3 Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or the terms of the Award Agreement that granted the Performance Award, upon a Participant’s termination of employment or service, as applicable (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Performance Awards shall be forfeited by the Participant and re-acquired by the Company. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Performance Award; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Performance Awards promptly after the applicable restrictions have lapsed or otherwise been satisfied.

6.4 Phantom Shares.  The Committee shall have the authority to grant Awards of Phantom Shares to Participants upon such terms and conditions as the Committee may determine.

6.4.1 Terms and Conditions.  Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including those linked to the Performance Criteria or other specified criteria, including the passage of time, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

6.4.2 Dividend Equivalents.  Any Phantom Share award may provide, in the discretion of the Committee, that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (with or without interest) or that equivalent additional Phantom Shares be awarded, which account or Phantom Shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

6.4.3 Forfeiture and Restrictions Lapse.  Except as otherwise determined by the Committee or set forth in the Award Agreement, upon a Participant’s termination of employment or service (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Phantom Shares shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Phantom Shares; provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be only in compliance with the requirements of Section 162(m) of the Code.

6.4.4 Payment of Phantom Shares.  To the extent then vested, Phantom Shares shall be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum following the close of the Restricted Period.

6.5 SARs.  The Committee shall have the authority to determine Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the exercise price and the conditions and limitations applicable to the exercise of the SAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. A SAR may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option.

6.5.1 Exercise Price.  The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but shall not be less than the Fair Market Value per Share on the effective date of such grant.

6.5.2 Time of Exercise.  The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

6.5.3 Method of Payment.  The Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.

6.6 Stock Payments.  Stock Payments may be made to such Participants in such number of Shares as determined to be appropriate by the Committee, and may be in lieu of, or in addition to, any cash compensation otherwise payable to such Participant.

6.7 Other Stock-Based Awards.  The Committee may grant to Participants an Other Stock-Based Award, which shall consist of a right denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions, including performance objectives, if any, of any such Other Stock-Based Award.

6.8 General.

6.8.1 Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

6.8.2 Limits on Transfer of Awards.

6.8.2.1 Except as provided in paragraph (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

6.8.2.2 Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

6.8.2.3 To the extent specifically approved in writing by the Committee, an Award (other than an ISO) may be transferred to immediate family members or related family trusts, limited partnerships or similar entities or other Persons on such terms and conditions as the Committee may establish or approve. In addition, an Award may be transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

6.8.3 Terms of Awards.  The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

6.8.4 Share Certificate.  All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.8.5 Consideration for Grants.  Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

6.8.6 Delivery of Shares or other Securities and Payment by Participant of Consideration.  No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

6.9 Performance Based Compensation.  The Committee shall determine which Awards are intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. The Committee shall establish performance goals applicable to those Awards based upon the attainment of such target levels of one or more of the Performance Criteria, over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. The Performance Criteria shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement, shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance Criteria may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, unit or product line thereof. A performance goal need not be based upon an increase or positive result under a Performance Criteria and could, for example, be based upon limiting economic losses or maintaining the status quo. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant. To the extent necessary to comply with the qualified performance-based compensation requirements of Section 162(m)(4)(C) of the Code, following the completion of each specified performance period, the Committee shall certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a Participant, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. Notwithstanding any other provision of the Plan, any Award which is intended to constitute qualified performance-based compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

7.1 Amendments to the Plan.  The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, except as provided in Section 4(c) of the Plan, (a) no such amendment, alteration, suspension, discontinuation, or termination shall be made that would increase the total number of Shares that may be issued under the Plan, and (b) the exercise price of any outstanding Option or SAR that is greater than the then Fair Market Value of a Share may not be decreased. In all events, shareholder approval shall be obtained when required by the rules of the Nasdaq Stock Market or such other national exchange or market on which the Shares are primarily traded.

7.2 Amendments to Awards.  Subject to Paragraph (1) above and Section 3(b), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or change of control of the Company, shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

SECTION 8. General Provisions.

8.1 No Rights to Awards.  No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

8.2 Tax Withholding.  The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company to satisfy all of its obligations for the payment of such taxes. In addition, the Committee may provide that the Participant may direct the Company to satisfy the Company’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

8.3 No Right to Employment or Retention.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, with or without cause, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement. A Participant shall not be considered to have a termination of employment or service in the case of any approved leave of absence; provided, however, that for purposes of ISOs such leave is not for a period of more than three months, unless reemployment upon expiration of the leave is guaranteed by contract or statute. Transfers between the Company and Subsidiaries or between the status of Employee, Director or Consultant shall not be a termination of employment or service except with respect to Awards subject to Section 409A of the Code, to the extent provided otherwise by Section 409A and the regulations thereunder.

8.4 Corporate Transactions and Change of Control.  In the event of any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Committee determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Committee, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions:

8.4.1 To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 8(d) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

8.4.2 To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

8.4.3 To make adjustments in the number and type of shares of common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

8.4.4 To provide that such Award shall be exercisable or payable or fully vested with respect to all or part of the Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

8.4.5 To provide that the Award cannot vest, be exercised or become payable after such event.

Notwithstanding any other provision of this Plan to the contrary, unless specifically provided otherwise in an Award Agreement, in the event of a Change of Control all outstanding Awards automatically shall become fully vested on such Change of Control (or such earlier time as may be established by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or other employment requirements, and all Performance Criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

In addition to, or in lieu of, any other provision of the Plan, the Committee may provide that all Awards not exercised upon or prior to a Change of Control shall (x) terminate on such Change of Control, (y) be assumed by the successor (or a parent thereof) in any merger or other corporate transaction, or (z) be surrendered in exchange for substantially economically equivalent substitute Awards (with the substantially same material terms as the surrendered Award, including 100% vesting) from the successor (or a parent thereof).

8.5 Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable federal law.

8.6 Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.7 Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

8.8 No Trust or Fund Created.  Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the

Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

8.9 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

8.10 Headings.  Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

SECTION 9. Amendment and Restatement of Prior Plan/Merger of 2000 Plan.

The Plan is an amendment and restatement of the Prior Plan, which is hereby renamed the Mitcham Industries, Inc. Stock Awards Plan (the “Plan”). In addition, the 2000 Plan is hereby merged into the Plan. Nothing in this Plan shall change or modify the terms or rights under any Award granted under the Prior Plan or the 2000 Plan.

SECTION 10. Term of the Plan.

This amendment and restatement of the Prior Plan and the merger of the 2000 Plan into the Plan shall not become effective until the date the Plan is approved by the stockholders of the Company. If it is not approved by the stockholders, the Plan shall be null and void for all purposes. No Award shall be granted with respect to newly authorized shares under this Plan prior to its approval by the stockholders of the Company and no Awards shall be granted after the 10th anniversary of the date this amendment and restatement of the Prior Plan was adopted by the Board. However, unless otherwise expressly provided in the Plan, the Prior Plan, the 2000 Plan or an applicable award agreement, any Award granted prior to such termination of the Plan, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

MITCHAM INDUSTRIES, INC. 8141 SH 75 SOUTH HUNTSVILLE, TX 77340 VOTE BY INTERNET — www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE — 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote nominee(s) on the line below. 1. Election of Directors Nominees 01 Billy F. Mitcham, Jr. 02 Peter H. Blum 03 Robert P. Capps 04 R. Dean Lewis 05 John F. Schwalbe 06 Robert J. Alber The Board of Directors recommends you vote FOR proposals 2. and 3. For Against Abstain 2. APPROVAL OF AN AMENDMENT TO THE MITCHAM INDUSTRIES STOCK AWARDS PLAN TO INCREASE THE SHARES OF COMMON STOCK AUTHORIZED FOR3. RATIFICATION OF THE SELECTION OF HEIN & ASSOCIATES LLP AS MITCHAM INDUSTRIES, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2012. Yes No Please indicate if you plan to attend this meeting Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com . ITCHAM INDUSTRIES, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTOR FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, JULY 28, 2011 The undersigned hereby constitutes and appoints Billy F. Mitcham, Jr. and Robert P. Capps, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the common stock of Mitcham Industries, Inc. held of record by the undersigned on May 31, 2011 as if personally present at the Annual Meeting of Shareholders to be held on Thursday, July 28, 2011, and any adjournment or postponement thereof, as designated on the reverse. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MITCHAM INDUSTRIES, INC. THE PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED ON THE REVERSE AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY REVOKES ALL PREVIOUSLY SIGNED PROXIES. YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT www.proxyvote.com OR BY PHONE AT 1-800-690-6903. Continued and to be signed on reverse side